UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )
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SANDRIDGE ENERGY, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 6, 2008

To the Stockholders of SandRidge Energy, Inc.:

The 2008 Annual Meeting of Stockholders of SandRidge Energy, Inc., a Delaware corporation, will be held on June 6, 2008, at 10:00 a.m., central time, at the offices of SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102. At the meeting, stockholders will be asked to:

(1) Elect two Class II directors to serve for a three-year term;

(2) Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3) Transact such other business as may properly come before such meeting or any adjournments thereof.

If you were a stockholder at the close of business on April 9, 2008, you are entitled to vote at the meeting or any adjournments thereof.

You are cordially invited to attend the annual meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. You may vote your shares in person at the meeting, by telephone, through the Internet, or by mailing in a proxy card by following the instructions on the proxy card.

By Order of the Board of Directors,

Gaye A. Wilkerson
Acting Corporate Secretary

Oklahoma City, Oklahoma
April 23, 2008

SANDRIDGE ENERGY, INC.
1601 N.W. Expressway, Suite 1600
Oklahoma City, Oklahoma 73118
(405) 753-5500

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by the Board of Directors of SandRidge Energy, Inc. for use at the Annual Meeting to be held on June 6, 2008, at 10:00 a.m., central time, at the offices of SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 or at any adjournment of that meeting. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “SandRidge” or the “Company,” we are describing SandRidge Energy, Inc., a Delaware corporation, and its wholly owned subsidiaries. We refer to holders of common stock as of the record date as “Common Holders” and holders of convertible preferred stock as of the record date as “Preferred Holders.” We refer to Common Holders and Preferred Holders collectively as “stockholders.” Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

Our annual report to stockholders for the year ended December 31, 2007, including financial statements, is available on our website at www.sandridgeenergy.com, and a physical copy will be delivered to any stockholder upon request. The annual report does not constitute a part of the proxy soliciting material.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At our annual meeting, stockholders will be asked to act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two Class II directors, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and consideration of any other matters properly presented at the meeting.

Who is entitled to vote at the meeting?

Only our stockholders as of 5:00 p.m., central time, on April 9, 2008, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. On April 9, 2008, there were 146,203,501 shares of our common stock issued and outstanding and entitled to vote at the meeting. In addition, there were 1,844,464 shares of our convertible preferred stock, which vote on an as converted basis, issued and outstanding and entitled to vote at the meeting. Our common holders and preferred holders vote together as a single class. An aggregate of 163,041,485 votes may be cast at the meeting. Each outstanding share of common stock is entitled to one vote, except unvested shares of restricted stock issued to our directors and employees who do not have voting rights.

How many votes can I cast?

You are entitled to one vote for each share of our common stock and approximately 10.198 votes for each share of our convertible preferred stock you owned at 5:00 p.m., central time, on April 9, 2008, on all matters presented at the meeting.

How do I vote my shares?

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must either:

•	Sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope;

•	Vote by telephone by placing a toll-free telephone call from the U.S. or Canada to 1-800-690-6903; or

•	Vote over the Internet at https://www.proxyvote.com and then follow the instructions on the enclosed proxy card.

Can I change my vote?

Yes, you may change your vote at any time prior to the vote tabulation at the annual meeting by (a) sending a proxy card with a later date, (b) casting a vote by telephone or over the Internet at a later date or (c) sending a written notice of revocation to our Acting Corporate Secretary by mail to SandRidge Energy, Inc., 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118 or by facsimile to (405) 753-5988. If you want to vote in person at the annual meeting, such vote will revoke any previously submitted proxy.

How do I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares by completing a ballot at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in “street name,” you may only vote those shares in person if you obtain a signed proxy from your broker or other nominee giving you the right to vote the shares.

What vote is required to approve the election of directors?

In the election of directors, you may either vote “FOR” the nominees or “WITHHOLD” your vote for the nominees. Abstentions will have no effect on the outcome of the election of the directors. Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. If a nominee receives a plurality of the votes cast, he will be elected to our Board of Directors.

What vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm?

In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote “FOR” the ratification, “AGAINST” the ratification or “ABSTAIN” from voting on the ratification. A majority of the votes represented at the annual meeting must be cast “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm in order for such ratification to be approved at the annual meeting. Abstentions and broker non-votes are not counted as votes cast with respect to the proposal.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR each of the nominees for director set forth on page 5; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

What is a quorum?

A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock and convertible preferred stock (on an as converted basis) as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by Internet or phone, or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 24, 2008. In addition, for a stockholder proposal, including a director nomination, to be considered at next year’s annual meeting, the written proposal must be received by us no earlier than February 6, 2009 and no later than March 9, 2009. Please read “Stockholder Proposals for 2009 Annual Meeting” on page 41 for a more detailed discussion of the requirements for submitting a stockholder proposal for consideration at next year’s annual meeting.

How are my votes counted?

In all proposals other than the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” on any of the proposals, your votes will be counted for purposes of establishing a quorum and, with the exception of the election of directors, the abstention will have the same effect as a vote “AGAINST” that proposal. Broker non-votes, if any, will be counted for purposes of establishing a quorum, but will not be counted as having been entitled to vote or as a vote cast. In an election of directors, an abstention will not be counted as a vote cast.

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the owner has not provided any instructions on that matter. New York Stock Exchange rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. The election of directors and the ratification of PricewaterhouseCoopers LLP’s appointment are routine items.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the proxy card and “FOR” the proposal to ratify the selection of our independent auditors.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If there are any other matters that arise at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the annual meeting is postponed or adjourned?

If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

ELECTION OF DIRECTORS
(Proposal One)

Board Structure

Our Board of Directors currently consists of seven directors, Messrs. Ward, Gilliland, Jordan, Oliver, Ray, Scott and Serota. We are subject to all of the provisions of Sarbanes-Oxley Act of 2002 and related SEC rules. In addition, because our common stock is listed on the New York Stock Exchange, a majority of our directors will be required to meet standards of independence by November 5, 2008. Our Board of Directors has affirmatively determined that Messrs. Oliver, Ray, Scott and Serota currently meet these independence standards.

Our certificate of incorporation and Amended and Restated Bylaws (“bylaws”) provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, stockholders will elect a portion of our Board of Directors each year. Class I directors’ terms will expire at the annual meeting of stockholders to be held in 2010, Class II directors’ terms will expire at the annual meeting of stockholders to be held in 2008 and Class III directors’ terms will expire at the annual meeting of stockholders to be held in 2009. The Class I directors are Messrs. Gilliland, Scott and Serota, the Class II directors are Messrs. Ward and Oliver, and the Class III directors are Messrs. Jordan and Ray. At each annual meeting of stockholders held after the initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election until the third annual meeting following election. The division of our Board of Directors into three classes with staggered terms may delay or prevent a change of our management or a change in control.

In addition, our bylaws provide that the authorized number of directors, which shall constitute the whole Board of Directors, may be changed by resolution duly adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Vacancies and newly created directorships may be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

Board Nominees

Two Class II directors are to be elected to our Board of Directors at the annual meeting. Each director will serve three year terms or until his successor shall have been elected and qualified or until their earlier death or resignation.

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Tom L. Ward and Roy T. Oliver, Jr. for re-election as directors to the board. If elected, each director nominee would serve a three-year term expiring at the close of our 2011 annual meeting, or until their successors are duly elected. Messrs. Ward and Oliver currently serve on our Board of Directors. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Vote Required

The affirmative vote of the holders of a plurality of our common stock and convertible preferred stock (on an as converted basis) voting as a single class present in person or by proxy and entitled to vote at the annual meeting at which a quorum is present is required for the election of directors. Accordingly, abstentions and “broker non-votes” will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted “FOR” the election of the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” BOTH OF OUR NOMINEES.

Director Biographical Information

The names of the members of our Board of Directors and certain information concerning each of them as of April 23, 2008, are set forth below.

Class	Name	Age	Position

II	Tom L. Ward	48	Chairman, Chief Executive Officer and President
I	William A. Gilliland	70	Director
III	Daniel W. Jordan	51	Director
II	Roy T. Oliver, Jr.	55	Director
III	Stuart W. Ray	63	Director
I	D. Dwight Scott	44	Director
I	Jeffrey S. Serota	42	Director

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term (Class II Directors)

Tom L. Ward (Chairman, Chief Executive Officer and President) Mr. Ward has served as our Chairman and Chief Executive Officer since June 2006 and as our President since December 2006. Prior to joining SandRidge, he served as President, Chief Operating Officer and a director of Chesapeake Energy Corporation (NYSE: CHK) from the time he co-founded the company in 1989 until February 2006. From February 2006 until June 2006, Mr. Ward managed his private investments. Mr. Ward graduated from the University of Oklahoma in 1981 with a Bachelor of Business Administration in Petroleum Land Management. He is a member of the Board of Trustees of Anderson University in Anderson, Indiana.

Roy T. Oliver, Jr. (Director) Mr. Oliver was appointed as a director on July 13, 2006. Mr. Oliver has served as President of R.T. Oliver Investments, Inc., a diversified investment company with interests in energy, energy services, media and real estate, since August 2001. The company presently owns the largest portfolio of class A office properties in Oklahoma. He has served as President and Chairman of the Board of Valliance Bank, N.A. since August 2004. He founded U.S. Rig and Equipment, Inc. in 1980 and served as its President until its assets were sold in August 2003. Mr. Oliver is a graduate of The University of Oklahoma with a Bachelor of Business Administration degree. He serves on The University of Oklahoma Michael F. Price College of Business Board of Advisors.

Directors Continuing in Office until the 2009 Annual Meeting of Stockholders (Class III Directors)

Daniel W. Jordan (Director) Mr. Jordan was appointed as a director of SandRidge in December 2005. Mr. Jordan also has served as a director of PetroSource since May 2004 and served as a Vice President and director of Symbol Underbalanced Air Services and Larco from August 2003 to September 2005. From October 2005 through August 2006, Mr. Jordan served as our Vice President, Business. Since September 2006, Mr. Jordan has been involved in private investments. Prior to joining SandRidge, Mr. Jordan founded Jordan Drilling Fluids, Inc. and served as its Chairman, President and Chief Executive Officer from March 1984 to July 2005. Mr. Jordan sold Jordan Drilling Fluids, Inc. and its wholly owned subsidiary, Anchor Drilling Fluids USA Inc., in July 2005. At that time, Anchor Drilling Fluids USA Inc. was the largest privately held domestic drilling fluids firm.

Stuart W. Ray (Director) Mr. Ray was appointed as a director on December 14, 2007. Mr. Ray is a Partner of Sonenshine Partners LLC, a New York City based investment banking firm, and a Partner of Urban American Partners, LLC, a New Jersey based real estate investment and management firm that owns and operates portfolios of workforce housing units. Mr. Ray has also served on the board of directors of

GreenHunter Energy, Inc. since December 2007. Mr. Ray is a Chartered Financial Analyst, a member of the New York Society of Security Analysts, and a registered broker with the NASD. He received his Bachelor of Arts from Harvard College and Master in Business Administration from Harvard Business School.

Directors Continuing in Office until the 2010 Annual Meeting of Stockholders (Class I Directors)

William A. Gilliland (Director) Mr. Gilliland was appointed as a director on January 7, 2006. Mr. Gilliland has served as managing partner of several personal and family investment partnerships, including Gillco Energy, L.P. and Gillco Investments, L.P., since April 1999. Prior to this, Mr. Gilliland was the founder, Chief Executive Officer, President and Chairman of Cross-Continent Auto Retailers, Inc. Mr. Gilliland holds a Bachelor of Business Administration from North Texas State University.

D. Dwight Scott (Director) Mr. Scott was appointed as a director on March 20, 2007. He has been a Managing Director of GSO Capital Partners, an investment advisor specializing in the leveraged finance marketplace since September 2005. Prior to joining GSO, Mr. Scott was Executive Vice President and Chief Financial Officer for El Paso Corporation from October 2002 until August 2005. He is a member of the board of directors of MCV Investors, Inc., United Engines Holding Company LLC, KIPP, Inc. and the Board of Trustees of the Council on Alcohol and Drugs Houston. Mr. Scott earned a Bachelor’s degree from the University of North Carolina at Chapel Hill and a Master’s of Business Administration from the University of Texas at Austin.

Jeffrey S. Serota (Director) Mr. Serota was appointed as a director of SandRidge Energy, Inc. on March 20, 2007. He has served as a Senior Partner with Ares Management LLC, an independent Los Angeles based investment firm, since September 1997. Prior to joining Ares, Mr. Serota worked at Bear Stearns from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the board of directors of Marietta Holding Corporation, Douglas Dynamics, LLC, AmeriQual Group LLC, WCA Waste Corporation and White Energy, Inc. Mr. Serota graduated magna cum laude with a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business and received a Masters of Business Administration degree from UCLA’s Anderson School of Management.

Corporate Governance

Our Board of Directors has adopted corporate governance guidelines to set forth its agreements concerning overall governance practices. Our board has also adopted a Code of Business Conduct and Ethics, which contains general guidelines for conducting our business that applies to all of our officers, directors and employees, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller and other senior financial executives. Our guidelines and codes of ethics can be found in the corporate governance section of our website at www.sandridgeenergy.com. In addition, our guidelines and codes of ethics are available in print to any stockholder who requests a copy. Please direct all requests to our Acting Corporate Secretary, SandRidge Energy, Inc., 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118.

Directors’ Meetings and Committees of the Board of Directors

The Board of Directors held eleven meetings and took four actions by unanimous consent during fiscal 2007. During fiscal 2007, each of the directors other than Messrs. Gilliland, Scott and Serota attended all of (i) the meetings of the Board of Directors held during the period that such director served as a director and (ii) the meetings held by each committee of the Board of Directors on which such director served during the period that such director so served. Messrs. Gilliland and Scott were unable to attend the meeting of the Board of Directors on June 20, 2007 and Mr. Serota attended the meeting of the Board of Directors on October 22, 2007 by proxy and was unable to attend meetings of the Audit Committee on August 8, 2007 and November 29, 2007.

The non-management members of our Board of Directors will meet in executive session at each regularly scheduled meeting and, at least once a year, our independent directors meet in executive session. These meetings are chaired by our lead director. Mr. Ray will serve as our lead director until our 2009 annual meeting.

The Board of Directors has adopted a policy that requests each of the directors attend all of our annual and special meetings of stockholders. All of our directors attended the 2007 annual stockholders’ meeting.

In addition, because our common stock is listed on the New York Stock Exchange, a majority of our directors will be required to meet standards of independence by November 5, 2008. Our Board of Directors has affirmatively determined that Messrs. Oliver, Ray, Scott and Serota are independent under the listing requirements of the New York Stock Exchange.

The Board of Directors has the following standing committees:

Audit Committee.  Our Board of Directors has a separately-designated standing Audit Committee, consisting of Messrs. Scott, Ray and Serota, each of whom has been determined to be independent under the rules of the SEC and the listing requirements of the New York Stock Exchange by our Board of Directors. Prior to the appointment of Mr. Ray to our Board of Directors in December 2007, Mr. Oliver served on our Audit Committee. Mr. Scott serves as chairman of this committee and has been determined by our Board of Directors to be an “audit committee financial expert” as defined under the rules of the SEC. This committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. The Audit Committee met four times during fiscal 2007 and operates pursuant to a written charter, which was adopted on June 8, 2007 and amended on March 7, 2008.

The Audit Committee Charter is available on our website at www.sandridgeenergy.com or in print to any stockholder who requests it. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which consists of Messrs. Jordan, Serota and Ray, met once during fiscal 2007. Each of Messrs. Ray and Serota has been determined to be independent under the listing requirements of the New York Stock Exchange by our Board of Directors. We expect that this committee will consist solely of independent directors by November 5, 2008. Mr. Jordan serves as chairman of this committee. This committee will identify, evaluate and recommend qualified nominees to serve on our Board of Directors, develop and oversee our internal corporate governance processes and maintain a management succession plan. We have adopted a Nominating and Corporate Governance Committee Charter defining the committee’s primary duties in a manner consistent with the rules of the New York Stock Exchange, which is available on our website at www.sandridgeenergy.com or in print to any stockholder who requests it. The Nominating and Corporate Governance Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Qualification and Nomination of Director Candidates.  The Nominating and Corporate Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications in making its evaluation and recommendation of candidates, it may consider, among other factors, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

The Nominating and Corporate Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided the procedures set forth below are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors.

Nomination of Directors by Stockholders.  A stockholder may make nominations of directors or proposals at any annual stockholder meeting provided they comply with the requirements set out in our bylaws and, for their proposals to be included in the proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934.

Under our current bylaws, stockholder nominations may be made only by a stockholder at the time of giving notice who is entitled to vote for the election of directors and who delivers a written notice not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting. Such written notice shall be delivered to our principal executive offices at 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118, Attn: Acting Corporate Secretary. Any notice of nominations for the election of directors must set forth the information concerning the stockholder giving the notice and each nominee as required by our bylaws.

Compensation Committee.  The Compensation Committee, which consists of Messrs. Gilliland, Oliver and Scott met once during fiscal 2007. Messrs. Oliver and Scott have been determined to be independent under the listing requirements of the New York Stock Exchange by our Board of Directors. We expect that this committee will consist solely of independent directors by November 5, 2008. Mr. Gilliland serves as chairman of this committee. This committee establishes salaries and other forms of compensation for executive officers, certain senior officers and other employees. Our Compensation Committee reviews and makes recommendations with respect to our incentive compensation and benefit plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the New York Stock Exchange, which is available on our website at www.sandridgeenergy.com or in print to any stockholder who requests it. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

Report of the Audit Committee

The following is the report of the Audit Committee for the year ended December 31, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

As of December 31, 2007, the Audit Committee was comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of the rules and regulations of the Commission promulgated under the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards.

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and the Company’s internal audit function. The

Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter which can be found on our website at www.sandridgeenergy.com.

The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our independent auditors, the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission.

This report is submitted on behalf of the Audit Committee.

D. Dwight Scott, Chairman
Jeffrey S. Serota
Stuart W. Ray

Stockholder Communications with Directors

The Board of Directors desires to provide a method by which stockholders may communicate with the Board of Directors, individual directors and committees of the Board of Directors. Stockholders may communicate in writing with members of the Board of Directors at any time by mail addressed to our Acting Corporate Secretary at our principal executive offices, 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118. Stockholders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a “Stockholder Communication.”

All such communications received by the Acting Corporate Secretary will be forwarded to the recipient designated on the envelope. The Acting Corporate Secretary will not review or pre-screen any stockholder communications. All communications designated for the Board of Directors will be forwarded to the Chairman of the Board. All communications designated to a particular committee of the Board of Directors will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director.

To report any issues relating to our accounting, accounting controls, financial reporting or other practices, stockholders may also call the confidential hotline at 1-866-206-2720. All calls will remain anonymous.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee as set forth in our bylaws, the criteria and procedures regarding director nominations of the Nominating and Corporate Governance Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the company beneficially owned as of March 31, 2008 by (1) those persons or any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by our Company to beneficially own more than 5% of the outstanding shares of our common stock, (2) each named executive officer and director of our Company, and (3) all directors and executive officers of our Company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following percentage information is calculated based on 146,206,376 shares of common stock that were outstanding as of March 31, 2008. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

			Percentage of
			Shares
	Number of Shares		Beneficially
	Beneficially Owned		Owned

Tom L. Ward	35,703,925	(1)	24.0%
Dirk M. Van Doren	135,221		*
Matthew K. Grubb	4,386		*
Todd N. Tipton	5,858		*
William A. Gilliland	1,349,878	(2)	*
Daniel W. Jordan	1,043,789		*
Roy T. Oliver, Jr.	1,001,389	(3)	*
Stuart W. Ray	5,000	(4)	*
D. Dwight Scott	—	(5)	—
Jeffrey S. Serota	—	(6)	—
Entities affiliated with Ares Management LLC	13,333,333	(7)	9.1%
Stephen F. Mandel, Jr. and entities controlled by Mr. Mandel	8,357,322	(9)	5.7%
N. Malone Mitchell, 3rd	17,818,350	(8)	12.2%
All directors and named executive officers as a group	39,249,446	(1)	26.4%

*	Less than 1%

(1)	Includes (a) 9,246,624 shares of common stock and 2,680,677 shares of common stock issuable upon conversion of convertible preferred stock held by TLW Properties, L.L.C. for which Mr. Ward exercises voting and dispositive power, (b) 79,000 shares held through an IRA and (c) 13,000 shares of common stock held by Mr. Ward’s minor child. Does not include 6,509,601 shares held through a family trust.

(2)	Such shares are held by Gillco Energy, LP, for which Mr. Gilliland exercises voting and dispositive power.

(3)	Such shares are held by Oliver Active Investments, LLC, for which Mr. Oliver exercises voting and dispositive power.

(4)	Mr. Ray serves as co-trustee and investment manager for the Ray Charitable Remainder Unitrust which holds such 5,000 shares of our common stock.

(5)	Mr. Scott serves as a managing director of GSO Capital Partners LP, the investment manager for each of GSO Credit Opportunities Fund (Helios), L.P. (“GSO Helios”), GSO Special Situations Overseas Master Fund Ltd. (“GSO Overseas”) and GSO Special Situations Fund LP (“GSO SS” and, together with GSO Helios and GSO Overseas, the “GSO Funds”). Each of GSO Helios (286,354 shares), GSO Overseas (405,262 shares) and GSO SS (419,495 shares) are the holders of record of our common stock. As investment manager of the GSO Funds, GSO Capital Partners LP is vested with investment discretion with respect to investments held by the GSO Funds. GSO LLC (“GSO General Partner”) is the general partner of GSO Capital Partners LP, and in that capacity, directs the operations of GSO Capital Partners LP. Bennett J. Goodman (“Mr. Goodman”), J. Albert Smith III (“Mr. Smith”) and Douglas I. Ostrover (“Mr. Ostrover” and together with Mr. Goodman and

Mr. Smith, the “GSO Managing Members”) are the managing members of the General Partner, and in that capacity, direct the General Partner’s operations. Each of the GSO Funds, GSO Capital Partners LP, General Partner and the Managing Members (collectively, the “GSO Persons”) may be deemed beneficial owners of our common stock. However, the foregoing should not be deemed to constitute an admission that any of the GSO Persons are the beneficial owners of any of the common stock owned by the GSO Funds. Mr. Scott disclaims any beneficial ownership of the shares of our common stock owned by the GSO Funds.

(6)	Mr. Serota is a senior partner in the Private Equity Group of Ares Management LLC (“Ares Management”), a private investment management firm that indirectly controls Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), Ares SandRidge, L.P. (“Ares SandRidge”), Ares SandRidge 892 Investors, L.P. (“Ares 892 Investors”) and Ares SandRidge Co-Invest, LLC (together with Ares SandRidge and Ares 892 Investors, the “ACOF II AIVs”). Mr. Serota disclaims beneficial ownership of the shares owned by ACOF II and the ACOF II AIVs, except to the extent of any pecuniary interest therein.

(7)	According to a Schedule 13G filed with the SEC on November 26, 2007, the shares of common stock listed in the table above are owned as follows: ACOF II — 7,376,636 shares; Ares SandRidge — 1,996,851 shares; Ares 892 Investors — 3,126,513 shares; and Ares SandRidge Co-Invest, LLC — 833,333 shares. The general partner of ACOF II and certain of the ACOF II AIVs is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). ACOF Operating Manager II is indirectly controlled by Ares Management, which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (collectively, the “Ares Entities”) and the partners, members and managers thereof, other than ACOF II and the ACOF II AIVs, disclaims beneficial ownership of the shares of common stock owned by ACOF II and the ACOF II AIVs, except to the extent of any pecuniary interest therein. The address of each Ares Entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

(8)	Includes (a) 485,630 shares issuable upon conversion of convertible preferred stock and 4,548 shares of common stock held by Dalea Partners for which Mr. Mitchell exercises voting and dispositive power and (b) 5,000 shares held by Mr. Mitchell’s minor child. The address for Mr. Mitchell is 4801 Gaillardia Parkway, Suite 225, Oklahoma City, Oklahoma 73142.

(9)	According to a Schedule 13G filed with the SEC on February 29, 2008, Lone Pine Associates, the general partner of Lone Spruce, Lone Sequoia, Lone Redwood and Lone Balsam, has the power to direct the affairs of Lone Spruce, Lone Sequoia, Lone Redwood and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Members, the general partner of Lone Cascade, Lone Picea and Lone Sierra, has the power to direct the affairs of Lone Cascade and Lone Sierra, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Capital, the investment manager of Lone Cedar, Lone Pinon and Lone Monterey Master Fund, has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cedar, Lone Pinon, and Lone Monterey Master Fund. Mr. Mandel is the Managing Member of each of Lone Pine Associates, Lone Pine Members and Lone Pine Capital and in that capacity directs their operations. The address for Stephen F. Mandel, Jr. and the entities controlled by Mr. Mandel is Two Greenwich Plaza, Greenwich, Connecticut 06830.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board of Directors:

			Number of Securities
			Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	0	4,909,898
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	4,909,898

(c)	Represents the number of securities remaining available for issuance under our 2005 Stock Plan. On January 11, 2008 we granted 727,671 shares of restricted stock leaving 4,195,883 shares available for issuance as of April 9, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership concerning the common stock with the Commission and to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2007 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2007, and any representations furnished to us that no Form 5 is required, we believe that all such forms required to be filed were timely filed, as necessary, by the officers, directors and security holders required to file the same during the fiscal year ended December 31, 2007, except for Forms 3 filed by Mr. Van Doren, Ms. Whitson and Mr. Winton. The initial Forms 3 filed by Mr. Van Doren, Ms. Whitson and Mr. Winton on November 5, 2007 incorrectly stated each person’s beneficial ownership. Amended Forms 3 were filed for Mr. Van Doren and Ms. Whitson on January 30, 2008 and for Mr. Winton on April 14, 2008.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors. During the last fiscal year Mr. Ward, our Chairman, Chief Executive Officer and President, participated in the deliberations of our Board of Directors concerning executive officer compensation.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Set forth below is information regarding each of our executive officers as of April 23, 2008:

Name	Age	Position

Tom L. Ward	48	Chairman, Chief Executive Officer and President
Dirk M. Van Doren	48	Executive Vice President and Chief Financial Officer
Matthew K. Grubb	44	Executive Vice President and Chief Operating Officer
Todd N. Tipton	52	Executive Vice President — Exploration
Rodney E. Johnson	51	Senior Vice President — Reservoir Engineering
Thomas L. Winton	61	Senior Vice President — Information Technology and Chief Information Officer
Mary L. Whitson	47	Senior Vice President — Human Resources
Randall D. Cooley	54	Senior Vice President — Accounting
Kevin R. White	50	Senior Vice President — Business Development

Tom L. Ward (Chairman, Chief Executive Officer and President) Mr. Ward has served as our Chairman and Chief Executive Officer since June 2006 and as our President since December 2006. Biographical information about Mr. Ward can be found above under the heading “Election of Directors — Director Nominees.”

Dirk M. Van Doren (Executive Vice President and Chief Financial Officer) Mr. Van Doren has served as our Chief Financial Officer since June 2006. He served in High Yield Research at Goldman Sachs from 1999 until May 2006. Mr. Van Doren graduated from Colgate University in 1981 with a Bachelor of Arts degree in Political Science and International Relations and earned a Masters degree in Business Administration from Duke University, The Fuqua School of Business in 1985.

Matthew K. Grubb (Executive Vice President and Chief Operating Officer) Mr. Grubb has served as our Executive Vice President and Chief Operating Officer since June 2007. Prior to this, he had served as our Executive Vice President — Operations since August 2006. Mr. Grubb was employed by Samson Resources beginning in 1995 and served as Division Operations Manager of East Texas and Southeast U.S. Regions for Samson Resources from 2002 through July 2006. Mr. Grubb holds a Bachelor of Science degree in Petroleum Engineering in 1986 and a Master of Science degree in Mechanical Engineering in 1988, both from Texas A&M University.

Todd N. Tipton (Executive Vice President — Exploration) Mr. Tipton joined us as Executive Vice President of Exploration in September 2006. Prior to this, he was Exploration Manager of the Western Division from 2001 through August 2006 for Devon Energy Corporation. He received a Bachelor degree in Geology from The State University of New York at Buffalo in 1977, and completed an executive development program at The Johnson Graduate School of Management at Cornell University. Mr. Tipton is a member of the Rocky Mountain Association of Geologists and a member of the Independent Petroleum Association of Mountain States.

Rodney E. Johnson (Senior Vice President — Reservoir Engineering) Mr. Johnson joined us as Vice President of Reservoir Engineering in January 2007 and was promoted to Senior Vice President — Reservoir Engineering in June 2007. He most recently served as Manager of Reservoir Engineering over Texas and Louisiana Regions for Chesapeake Energy Corporation from October 2003 through December 2006. Prior to this, Mr. Johnson served as Manager of Technology for Aera Energy LLC (a joint venture of Exxon/Shell) where he held positions of increasing importance from 1996 through September 2003. Mr. Johnson graduated from Wichita State University in 1980 with a Bachelor of Science degree in Mechanical Engineering; he has also been a registered Professional Engineer since 1988.

Thomas L. Winton (Senior Vice President — Information Technology & CIO) Mr. Winton has served as our Senior Vice President — Information Technology and Chief Information Officer since May 2006. Prior to joining us, Mr. Winton served as Senior Vice President and Chief Information Officer for Chesapeake Energy Corporation from July 1998 until retiring in July 2005. Mr. Winton obtained a Bachelor of Science degree in Mathematics from Oklahoma Christian University in 1969, a Masters degree in Mathematics from Creighton University in 1973, and Masters degree in Business Administration from the University of Houston in 1980. Mr. Winton also completed the Tuck Executive Program, Tuck School of Business, Dartmouth College in 1987.

Mary L. Whitson (Senior Vice President — Human Resources) Ms. Whitson has served as our Senior Vice President — Human Resources since September 2006. Ms. Whitson was the Vice President — Human Resources for Chesapeake Energy Corporation through August 2006, where she held human resources management positions of increasing responsibility for more than eight years. She attended Oklahoma State University and received a Bachelor of Science degree from the University of Central Oklahoma in 1996. Certified as a Senior Professional in Human Resources (SPHR), Ms. Whitson is a graduate of Leadership Oklahoma City Class XXIV and currently serves as a member of the board of directors for the YWCA of Oklahoma City.

Randall D. Cooley (Senior Vice President — Accounting) Mr. Cooley joined us as Vice President — Accounting in November 2006, upon acquisition of NEG Oil & Gas LLC and was promoted to Senior Vice President — Accounting in January 2008. Prior to joining SandRidge, Mr. Cooley served as the senior financial officer with National Energy Group, Inc., having held the position of Vice President and Chief Financial Officer since March 2003. Mr. Cooley earned a Bachelor of Science in Business Administration, with a major in Accounting, from the University of Southern Mississippi in 1978 and is a Certified Public Accountant.

Kevin R. White (Senior Vice President — Business Development) Mr. White joined us as Senior Vice President — Business Development in January 2008. Prior to joining SandRidge, he worked for six years as a consultant in the oil and gas industry. Mr. White served as Executive Vice President of Corporate Development and Strategic Planning for Louis Dreyfus Natural Gas from 1993 until the company was sold in 2001. He attended Oklahoma State University, receiving his Bachelor of Science degree in Accounting in 1979 and a Masters of Science degree in Accounting and his Certified Public Accountant qualification in 1980.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table, whom we refer to in this Compensation Discussion and Analysis as our “named executive officers.”

Name	Principal Position

Officers:
Tom L. Ward	Chairman, Chief Executive Officer and President
Dirk M. Van Doren	Executive Vice President and Chief Financial Officer
Matthew K. Grubb	Executive Vice President and Chief Operating Officer
Larry K. Coshow(1)	Executive Vice President — Land
Todd N. Tipton	Executive Vice President — Exploration

(1)	Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

Since our inception through June 2006, we were controlled by Mr. N. Malone Mitchell, 3rd our founder and former Chairman, Chief Executive Officer and President. During this time, Mr. Mitchell held ultimate decision making power with respect to the compensation of our executive officers. In June 2006, Mr. Ward purchased a significant portion of Mr. Mitchell’s common stock and was appointed as our Chairman and Chief Executive Officer. Mr. Ward’s initial compensation level and employment agreement were recommended by a special committee consisting of our independent directors at that time and were approved by our full Board of Directors. Following Mr. Ward’s appointment, we have experienced significant changes in management, including replacement of substantially all of our executive officers, as well as our compensation objectives, policies and practices as described in more detail below. Mr. Mitchell resigned as an officer of the Company on December 31, 2006.

Setting Executive Compensation

Role of our Board and Executive Officers.  Prior to June 2006, Mr. Mitchell held ultimate decision making control with respect to the compensation levels of our named executive officers, including himself. In determining compensation levels, Mr. Mitchell relied primarily on his personal experience as Chief Executive Officer and founder of the Company. Mr. Mitchell did not participate in the deliberations of the special committee or the Board of Directors related to the compensation of Mr. Ward.

From Mr. Ward’s appointment in June 2006 until the formation of our Compensation Committee in the fourth quarter of 2007, executive compensation decisions were made on a semi-annual basis by Mr. Ward. In June 2007, Mr. Ward reviewed and adjusted the compensation levels of our executive officers, including his own compensation. In making executive compensation decisions and recommendations, Mr. Ward relied primarily on his business judgment, competitive practices and personal experience as co-founder and former President and Chief Operating Officer of Chesapeake Energy Corporation.

No other named executive officer assumed an active role in the evaluation, design or administration of our 2006 or 2007 executive officer compensation program.

Role of the Compensation Committee.  We established a Compensation Committee in the fourth quarter of 2007 upon completion of our initial public offering. The Compensation Committee consists of Messrs. Gilliland, Oliver and Scott and is chaired by Mr. Gilliland. Messrs. Oliver and Scott have been determined to be independent under the listing requirements of the New York Stock Exchange by our Board of Directors. We expect that this committee will consist solely of independent directors by November 5, 2008. The authority of the committee includes, among other things:

•	approving, in advance, the compensation and employment arrangements for our executive officers;

•	reviewing annually all of the compensation and benefit-based plans and programs in which our executive officers participate;

•	administration of our Well Participation Plan; and

•	reviewing and recommending all changes to our stock plan to our Board of Directors, as appropriate, subject to stockholder approval as required.

In December 2007, Mr. Ward provided recommendations to the Compensation Committee regarding the compensation levels for our existing executive officers (including himself) and our executive compensation program. After considering these recommendations, discussing them with management and reviewing the compensation levels against Peer Companies (as defined below), the Compensation Committee then approved base salary levels, cash bonus awards and the amount and vesting of restricted stock grants for each of our executive officers.

The charter of our Compensation Committee grants the committee the sole authority to retain outside consultants or experts to assist it in its duties. Our Board of Directors did not engage the services of a compensation consultant to design, review or evaluate our executive compensation arrangements for 2007 or prior thereto. However, our Compensation Committee is currently in the process of selecting a compensation consultant and expects to engage a consultant in 2008.

Executive Compensation Program

Prior to June 2006, our primary executive compensation strategy was to retain our executive officers and reward performance in a manner consistent with similar employers in Amarillo, Texas, the former location of our headquarters. Mr. Mitchell exercised ultimate decision making with respect to the compensation of all named executive officers.

Since June 2006, we have built a strong, experienced senior management team in order to support the increased activity inherent in our business plan and in the reporting requirements of a public company. A number of our named executive officers joined us during that time, and we recruited those officers, as well as others, in a period of intense competition for experienced exploration and production company executives. Accordingly, our compensation philosophy has been to strategically and opportunistically attract executive officers by offering competitive cash compensation packages with the potential for the increased returns associated with equity ownership in a high-growth company.

Our management and Compensation Committee have established a number of processes to assist in ensuring that our executive compensation program supports these objectives and our company culture. Among those are competitive benchmarking and assessment of individual and company performance, which are described in more detail below.

Competitive Benchmarking.  Our Compensation Committee compares pay practices for our executives against other companies to assist it in the review and comparison of each element of compensation for our executive officers. This practice recognizes that (1) our compensation practices must be competitive in the marketplace and (2) marketplace information is one of the many factors considered in assessing the reasonableness of our executive compensation program.

The comparative compensation data used in our Compensation Committee’s analysis is derived solely from competitive market analysis. We believe that these industry specific and general industry comparisons provide the most useful information that is reasonably assessable. For the purpose of evaluating our executive compensation for fiscal year ended December 31, 2007, our management and Board of Directors reviewed the annual reports or similar information of Chesapeake Energy Corporation and Devon Energy Corporation, which are public companies within our industry headquartered in Oklahoma City, Oklahoma. For the purpose of benchmarking our 2008 compensation for our named executive officers, the Compensation Committee reviewed the executive compensation programs of Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, Devon Energy Corporation, Plains Exploration & Production Company, Quicksilver Resources Inc., Range Resources Corporation, Southwestern Energy Company and XTO Energy Inc. (collectively, “Peer Companies”).

The complexities of our operations and the skills needed of our executive officers as we experience the significant growth inherent in our business plan are, we believe, greater than those of many companies with comparable total revenues. Therefore, we at times target compensation levels of certain of our Peer Companies which are significantly larger or more developed. Our Compensation Committee believes that targeting this level of compensation helps to meet our overall total rewards strategy and executive compensation objectives outlined above. Our compensation strategy is structured competitively within range of the compensation practices of our Peer Companies and exemplifies the high degree of responsibility and quality of our executive management team. Our Compensation Committee may periodically review and update the group of companies that comprise our Peer Companies in order to continually make informed decisions regarding our executive compensation programs.

Assessment of Individual and Company Performance.  Our Compensation Committee reviews our performance measures when determining the size of incentive payouts for our executive officers. In addition, a portion of the incentive payouts are based on evaluations of individual performance. These performance measures are discussed in more detail below.

Elements of our Executive Compensation Program

In furtherance of our compensation objectives, our executive compensation program during 2006 and 2007 consisted of three basic components:

•	base salaries;

•	discretionary semi-annual cash bonus awards; and

•	restricted stock grants.

Base Salaries.  Since June 2006, we have provided our executive officers and other employees with an annual base salary to compensate them for services rendered during the year. Our philosophy has been to establish base salaries that are competitive with our Peer Companies. In addition to providing a base salary that is competitive with the market, we target salary compensation to align each position’s salary level so that it accurately reflects the relative importance of the position within our organization. To that end, semi-annual salary adjustments are based on a number of individual factors, including:

•	the responsibilities of the officer;

•	period over which the officer has performed these responsibilities;

•	the scope, level of expertise and experience required for the officer’s position;

•	the strategic impact of the officer’s position; and

•	potential future contribution and demonstrated individual performance of the officer.

In addition, adjustments are made based on our overall performance and competitive market conditions. Although no formulaic weighting is assigned to these factors, significant emphasis is placed on current market levels and the individual’s skills, seniority and previous industry experience, which are evaluated on a case-by-case basis. For example, when reviewing Mr. Ward’s experience, the special committee of our Board of Directors considered that Mr. Ward co-founded and served as President and Chief Operating Officer of Chesapeake Energy Corporation, one of our Peer Companies, for 17 years. For our executive officers that were newly hired, significant emphasis was placed on the individual’s base salary level at their previous employer as well as our Peer Company analysis.

Cash Bonus Awards.  As one way of accomplishing our compensation objectives, our Board of Directors rewards our executive officers for their contribution to our financial and operational success through the award of semi-annual cash bonuses intended to encourage the attainment of our near-term strategic, operational and financial goals and individual performance measures. The payment of semi-annual bonuses also facilitates the retention of our executive officers because an executive officer must be employed by us on the relevant bonus payment date in order to receive his or her bonus installment payment. In addition, we have paid several of our recently hired named executive officers cash signing bonuses. Our Compensation Committee reviews cash bonus award levels on an annual basis based on the recommendations of Mr. Ward. Our Compensation Committee has the authority to adjust cash bonus award levels semi-annually, and, prior to 2008, the Board of Directors delegated this authority to Mr. Ward.

The factors we consider when determining the amount of any discretionary cash bonus awards are similar to those we consider when setting and adjusting base salaries and no particular weight is assigned to these factors. Currently, the primary measures upon which we base cash bonus decisions are strategic and operational, rather than financial. For example, in 2006 and 2007 we focused on the effective execution of the NEG acquisition, successful access to capital to fund our capital expenditures, including the successful completion of our initial public offering, and the results of our drilling program. These goals were selected as the most appropriate measures upon which to base the bonus decisions because they will most directly result in long term value to our stockholders.

Our Board of Directors will approve the personal goals for our Chief Executive Officer and assess his performance against those goals in determining the amount of the Chief Executive Officer’s cash bonus. Our Board of Directors expects our Chief Executive Officer to establish and approve personal performance goals for the other executive officers and to review and assess each officer’s performance against those goals, reporting the results to our Board of Directors.

The personal performance goals relate to the achievement of goals unique to the responsibilities of the individual officer, including, for example:

•	the successful completion of particular projects;

•	the attainment of productivity metrics unique to an officer’s responsibilities;

•	management of an officer’s budgetary responsibilities within specified parameters;

•	the acquisition and implementation of new technical knowledge;

•	the achievement of individual goals that further those of the company; and

•	exceptional performance of functional responsibility.

As reflected in the Bonus column of the Summary Compensation Table, Messrs. Ward, Van Doren and Grubb each received cash bonus payments in 2006 and 2007, and Messrs. Coshow and Tipton each received cash bonus payments in 2007.

We generally did not pay cash bonus awards prior to June 2006.

Restricted Stock Grants.  Our Board of Directors has the discretion to grant restricted stock under our stock plan pursuant to our restricted stock awards program. Our restricted stock awards are granted on a semi-annual basis and typically vest over a four-year vesting period. We anticipate that we will continue to make grants of restricted stock awards on a semi-annual basis. We believe these awards help us to attract highly qualified individuals by providing the potential for the increased returns associated with a high growth company and better aligns the interests of our named executive officers with those of our stockholders. In addition, the gradual vesting period of these awards serves as a tool for the retention of our employees.

In determining the level of equity-based compensation, we make a subjective determination based on the same factors that are used to determine the base salary levels described above supplemented by our review of the Peer Company analysis described above.

Other Benefits

In addition to base salaries, cash bonus awards and restricted stock grants, we provide the following forms of compensation:

Health and Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our employees in the United States.

Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our executive officers is competitive and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited. Pursuant to our employment agreement with Mr. Ward, we pay the fees and expenses related to one country club membership in either Amarillo, Texas or Oklahoma City, Oklahoma. In addition, Mr. Ward receives accounting support from certain employees for his personal investments and activities. Mr. Ward reimburses us for half of each such accounting support employee’s annual salary and bonus. We have also agreed to provide access to an aircraft at our expense for the personal travel of Mr. Ward and his family and other guests who accompany him. If Mr. Ward does not accompany his family or other guests, he will reimburse us for the variable cost of the use of such aircraft. Mr. Ward will pay all personal income taxes accruing as a result of aircraft use.

Retirement Plan.  We maintain a 401(k) retirement plan for the benefit of our employees. Under the plan, eligible employees may elect to defer a portion of their earnings up to the annual maximum allowed by regulations promulgated by the Internal Revenue Service. Prior to August 2006, we made matching contributions equal to 50% on the first 6% of employee deferred wages. We modified the 401(k) retirement plan in August 2006 to provide matching contributions equal to 100% on the first 15% of employee deferred wages. The plan was also modified to provide for matching contributions to be made in our common stock. To be eligible to participate in the 401(k) retirement plan, an employee must be at least 21 years of age and have completed not less than two months of continuous employment. Enrollment is conducted on a quarterly basis.

Deferred Compensation Plan.  Effective February 1, 2007 we established a nonqualified deferred compensation plan in order to provide our employees with flexibility in meeting their future income needs and assisting them in their retirement planning. Pursuant to the terms of the deferred compensation plan, eligible highly compensated employees are provided the opportunity to defer income in excess of the Internal Revenue Service annual limitations on qualified 401(k) retirement plans.

To be eligible to participate in the nonqualified deferred compensation plan in 2007, an employee must have been actively employed as of the plan inception and enrollment date (February 1, 2007), have a base salary of at least $100,000 and have made the maximum contribution allowable under the 401(k) plan for the plan year. The plan permits us to make discretionary contributions. In 2007, the Board of Directors approved matching contributions for the nonqualified deferred compensation plan equal to 100% of employee contributions up to 15% of the employee’s annual cash compensation. Matching contributions are made with our common stock. The 2007 matching contribution was calculated on behalf of each participant following the end of the calendar year. Matching contributions vest at the rate of 25% per year, calculated ratably from the date the employee gains eligibility to participate in the plan. The nonqualified deferred compensation plan is not protected from creditors in the event of our bankruptcy or insolvency.

Well Participation Program.  Mr. Ward also has the opportunity to participate as a working interest owner in the oil and natural gas wells that we drill. The Well Participation Program (“WPP”) fosters and promotes the development and execution of our business by:

•	retaining and motivating our chief executive officer;

•	aligning the financial rewards and risks of Mr. Ward with the Company more effectively and directly than other performance incentive programs maintained by many of our peers; and

•	imposing on Mr. Ward the same risks we incur in our exploration and production operations.

Mr. Ward must elect, prior to the beginning of each year, to participate in every well we drill for the upcoming year. Mr. Ward must pay the full three percent cost of every well. We invoice Mr. Ward before the beginning of each quarter based on the estimated cost of drilling for the upcoming quarter and this invoice is paid before the quarter begins.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreements of our Named Executive Officers.  We maintain employment agreements with our named executive officers to ensure that they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere. Please read “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” These agreements provide for severance compensation to be paid if the employment of any named executive officer is terminated under certain conditions, such as a change in control and termination without cause, each as defined in the agreements.

The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

•	Change in Control. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we have agreed to provide severance compensation to our named executive officers if employment is terminated following a change in control transaction to promote the ability of our named executive officers to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.

•	Termination without Cause. If we terminate any of our named executive officers’ employment without cause, we are obligated to pay certain compensation and other benefits as described in greater detail in “— Potential Payments upon Termination or Change in Control” below. We believe these payments are appropriate because they represent the general market triggering events found in employment agreements of companies against whom we competed for executive-level talent at the time these provisions were negotiated. It is also beneficial for us and our named executive officers to have mutually agreed to severance packages that are in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.

We believe that the triggering events and severance payments set forth under our named executive officers’ employment agreements are appropriate for the company and fair for stockholders and represent the general market triggering events found in employment agreements of companies against whom we competed for executive-level talent at the time these provisions were negotiated.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition.  We do not currently have ownership requirements or a stock retention policy for our named executive officers. However, Mr. Ward’s employment agreement requires that the value of the shares of our common stock that he beneficially owns remain above 500% of his annual salary and bonus. Based on Mr. Ward’s salary and bonus paid during 2007 and the closing price of $40.12 of our common stock on April 8, 2008, Mr. Ward must continue to beneficially own at least 369,805 shares of our common stock. Because Mr. Ward beneficially owns in excess of 35 million shares of our common stock and has shown no indication of reducing his holdings, he is well within the required holding amount. We do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation Decisions.  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to our principal executive officer, our principal financial officer or any of the three other most highly compensated executive officers, unless the compensation qualifies as “performance-based compensation.” In order to be deemed performance-based compensation, the compensation must be based, among other things, on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our stockholders. Our Board of Directors has not yet adopted a policy with respect to the limitation under Section 162(m).

Executive Compensation Changes In Fiscal 2008

During 2008, we have made the following changes and adjustments to the compensation packages of our named executive officers. We have not modified our general compensation objectives, policies or procedures.

Base Salaries.  Effective January 1, 2008, the annualized base salary levels for Messrs. Van Doren, Grubb, Tipton and Coshow increased from $500,000 to $550,000, $450,000 to $500,000, $325,000 to $345,000 and $300,000 to $309,000, respectively. In approving the increases, the Compensation Committee considered the individual factors described above under “Elements of our Executive Compensation Program — Base Salaries,” as well as the general results of our drilling and exploration program.

Cash Bonus Awards.  On January 11, 2008, Messrs. Ward, Van Doren, Grubb, Tipton and Coshow received bonus compensation in the amount of $500,000, $350,000, $200,000, $110,000 and $100,000, respectively. When determining the bonus amounts, our Board of Directors considered the factors described above under “Elements of our Executive Compensation Program — Cash Bonus Awards.” In addition, our Board of Directors took into account the same operational factors used in adjusting base salary levels.

Restricted Stock Grants.  On January 11, 2008, Messrs. Ward, Van Doren, Grubb, Tipton and Coshow were issued restricted stock grants of 234,375 shares, 45,000 shares, 37,500 shares, 13,500 shares and

8,000 shares, respectively. The restricted shares vest in equal increments over a four-year period. In determining the level of equity-based compensation, our Board of Directors considered the factors described above under “Elements of our Executive Compensation Program — Restricted Stock Grants.” In addition, our Board of Directors took into account the same operational factors used in adjusting base salary levels.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee

William A. Gilliland, Chairman
D. Dwight Scott
Roy T. Oliver, Jr.

Summary Compensation

The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities during the fiscal years ended December 31, 2006 and 2007.
Summary Compensation Table

				Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(6)	Compensation(7)	Total

Tom L. Ward	2007	$1,067,308	$1,900,000	$2,210,137	$659,688	$5,837,133
Chairman, Chief Executive Officer and President(1)	2006	$526,154	$950,000	—	$374,657	$1,850,811
Dirk M. Van Doren	2007	$473,077	$525,000	$370,137	$69,580	$1,437,794
Executive Vice President and Chief Financial Officer(2)	2006	$251,923	$225,000	$72,512	$7,961	$557,396
Matthew K. Grubb	2007	$420,192	$350,000	$192,815	$44,576	$1,007,583
Executive Vice President and Chief Operating Officer(3)	2006	$136,250	$307,000	$34,226	$8,944	$486,420
Larry K. Coshow	2007	$300,000	$200,000	$132,139	$45,230	$677,369
Executive Vice President — Land(4)	2006	$84,231	—	$27,800	$104	$112,135
Todd N. Tipton	2007	$311,539	$200,000	$189,251	$444,961	$1,145,751
Executive Vice President — Exploration(5)	2006	$60,000	—	$32,024	$1,538	$93,562

(1)	Mr. Ward was appointed as our Chairman and Chief Executive Officer on June 8, 2006. Prior to this date, he received no compensation from us. He was also appointed as our President upon the resignation of Mr. Mitchell effective at the end of 2006.

(2)	Mr. Van Doren was appointed as our Executive Vice President and Chief Financial Officer on June 8, 2006 and began receiving compensation effective May 15, 2006. Prior to this date, he received no compensation from us.

(3)	Mr. Grubb became an employee on August 1, 2006. Prior to this date, he received no compensation from us.

(4)	Mr. Coshow became an employee on September 6, 2006. He resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008. Prior to September 6, 2006, he received no compensation from us.

(5)	Mr. Tipton became an employee on September 28, 2006. Prior to this date, he received no compensation from us.

(6)	This column includes the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 and 2007 in accordance with FAS 123R. Pursuant to the Securities and Exchange Commission’s rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our named executive officers. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(7)	All Other Compensation consists of the following:

						Company
		Club			Life	Matching	Deferred	Relocation
		Member	Accounting	Aircraf	Insurance	Contributions to	Compensation	Expenses	Reimbursement of
Name	Year	Ship Dues	Support	Use(a)	Premiums	401(k) Plan	Match(b)	or Bonus	HSR Fees	Total

Officers:
Tom L. Ward	2007	$5,906	$351,725	$144,039	$230	$15,500	$142,288	—	—	$659,688
	2006	$2,926	$123,960	$122,598	$173	—	—	—	$125,000 (c)	$374,657
Dirk M. Van Doren	2007	—	—	$984	$230	$15,500	$52,866	—	—	$69,580
	2006	—	—	—	$173	$7,788	—	—	—	$7,961
Matthew K. Grubb	2007	—	—	—	$230	$15,500	$28,846	—	—	$44,576
	2006	—	—	—	$173	—	—	$8,771	—	$8,944
Larry K. Coshow(d)	2007	—	—	—	$230	$15,500	$29,500	—	—	$45,230
	2006	—	—	—	$104	—	—	—	—	$104
Todd N. Tipton	2007	—	—	—	$230	$20,500	$24,231	$400,000	—	$444,961
	2006	—	—	—	$104	$1,434	—	—	—	$1,538

(a)	Value based on the incremental cost calculated per hour of use by the named executive officer.

(b)	Company match contributions were accrued for in 2007 and are to be invested in our common stock upon the adoption of certain amendments to the deferred compensation plan.

(c)	Fees paid by Mr. Ward in connection with obtaining regulatory approval of his purchase of common stock from Mr. Mitchell on June 8, 2006 under the Hart-Scott-Rodino Act. We agreed to reimburse such fees in connection with the approval of Mr. Ward’s initial investment in the company.

(d)	Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

Grants of Plan Based Awards

The following table sets forth information about each grant of an award made to our named executive officers in 2007 under our stock plan pursuant to our restricted stock awards program, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for the Year Ended December 31, 2007

All Other Stock
Awards: Number of
Name	Grant Date	Shares of Stock

Tom L. Ward	January 10, 2007 July 11, 2007	300,000 325,000
Dirk M. Van Doren	January 10, 2007 July 11, 2007	40,000 60,000
Matthew K. Grubb	January 10, 2007 July 11, 2007	20,000 25,000
Larry K. Coshow(1)	January 10, 2007 July 11, 2007	15,000 10,000
Todd N. Tipton	January 10, 2007 July 11, 2007	25,000 15,000

(1)	Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to gain an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Employment Agreements

Employment Agreement of Tom L. Ward.  Mr. Ward serves as our President and Chief Executive Officer pursuant to an employment agreement that is currently set to expire on June 30, 2009. Unless either party gives written notice to terminate the agreement, the agreement automatically renews each year on the anniversary of the effective date for a successive three-year term. Mr. Ward’s employment agreement entitles him to a base salary of not less than $950,000, subject to increase at the discretion of the Board of Directors, and the opportunity to earn a cash bonus in the sole discretion of the Board of Directors or any compensation committee thereof. The employment agreement also provides that we will pay the fees and expenses related to one country club membership in either Amarillo, Texas or Oklahoma City, Oklahoma during the term of the employment agreement. Mr. Ward receives accounting support from our employees for his personal investments and activities. He reimburses us for 50% of the salaries and bonuses paid to the employees primarily engaged in supporting Mr. Ward. We have also agreed to provide access to our aircraft at our expense for the personal travel of Mr. Ward and his family and other guests who accompany him. The employment agreement provides that Mr. Ward is entitled to participate in all of our benefit plans and programs and also contains non-compete and confidentiality provisions in the event Mr. Ward’s employment with us is terminated.

Mr. Ward’s employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated by us without cause or in connection with a Change in Control. The agreement also addresses termination due to death or disability. For a description of these payments, please read “— Potential Payments Upon Termination or Change in Control” below.

Additionally, if any of the payments or benefits described above are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then Mr. Ward is entitled to receive a gross-up payment equal to the amount of excise tax imposed plus all taxes imposed on the gross-up payment.

Employment Agreements of our Other Named Executive Officers.  On March 19, 2008, we entered into employment agreements with Messrs. Van Doren, Grubb, Tipton and Coshow. Pursuant to these employment agreements, we agreed to pay Mr. Van Doren an annual base salary of no less than $550,000, Mr. Grubb an annual base salary of no less than $500,000, Mr. Tipton an annual base salary of no less than $345,000, and Mr. Coshow an annual base salary of no less than $309,000. In addition to base salary and in accordance with the terms of the employment agreements, these named executive officers are eligible for (i) additional bonus compensation, in our sole discretion, (ii) awards of restricted stock under and subject to our equity compensation plans, and (iii) benefits under all other benefit plans generally provided to our other executive officers. Each employment agreement is for a term of two years commencing on the effective date, January 1, 2008, and is automatically extended for a one-year term on the expiration date of the employment agreement, unless terminated in accordance with its terms.

Each employment agreement also includes provisions governing the payment of severance benefits if employment is terminated by us without cause or in connection with a Change of Control. The agreement also addresses termination due to death or disability. For a description of these payments, please read “— Potential Payments Upon Termination or Change in Control” below.

Prior Employment Agreement of Larry K. Coshow.  Mr. Coshow served as our Executive Vice President — Land pursuant to an employment agreement that was set to expire on September 2, 2008. Such agreement was replaced by the employment agreement discussed above. Under the prior employment agreement, unless we provided written notice to terminate the agreement, the agreement would automatically renew each year on the anniversary of the effective date for a successive one year term. Mr. Coshow’s prior employment agreement entitled him to a base salary of not less than $300,000, a minimum bonus payment of $175,000 during the first year of employment, and the opportunity to earn additional bonuses in the sole discretion of the Board of Directors or any compensation committee thereof. The employment agreement also entitled Mr. Coshow to participate in our medical, life and disability plans.

Mr. Coshow’s employment agreement also included provisions governing the payment of severance benefits if his employment was terminated by us without cause or in connection with a Change of Control. The agreement also addressed termination due to death or disability. For a description of these payments, please read “— Potential Payments Upon Termination or Change in Control” below. Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

Restricted Stock Awards Program

Following June 2006, our restricted stock award program has continued to be used to retain our named executive officers and better align their interests with those of our stockholders. In addition, the program is intended to enable us to effectively recruit highly qualified individuals by offering the potential for significant return following our initial public offering. Grants of restricted stock are made in the discretion of the Board of Directors. Please see “— Outstanding Equity Awards Value at Fiscal Year-End” for the complete vesting schedule of restricted stock awards granted during 2007.

Salary and Cash Bonus Awards in Proportion to Total Compensation

The following table sets forth the percentage of each named executive officer’s total compensation that we paid in the form of base salary and annual cash bonus awards during 2007:

Percentage of Total
Name	Compensation

Tom L. Ward	50.8%
Dirk M. Van Doren	69.4%
Matthew K. Grubb	76.4%
Larry K. Coshow	73.8%
Todd N. Tipton	44.6%

Outstanding Equity Awards Value at Fiscal Year-End

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2007.

Outstanding Equity Awards as of December 31, 2007

	Stock Awards
	Number of		Market Value of
	Shares or Units		Shares or Units of
	of Stock That		Stock That Have
Name	Have Not Vested		Not Vested(1)

Tom L. Ward	625,000	(2)	$22,412,500
Dirk M. Van Doren	107,500	(3)	$3,854,950
Matthew K. Grubb	45,000	(4)	$1,613,700
Larry K. Coshow	25,000	(5)	$896,500
Todd N. Tipton	40,000	(6)	$1,434,400

(1)	Valuation based on $35.86 per share, the last trading price on December 31, 2007.

(2)	Includes 300,000 shares of restricted stock granted January 10, 2007 which shall vest 25% on the 10th day of January in each of the years 2008, 2009, 2010 and 2011; and 325,000 shares of restricted stock granted July 11, 2007 which shall vest 25% on the 11th day of July in each of the years 2008, 2009, 2010 and 2011.

(3)	Includes 7,500 shares of restricted stock granted July 1, 2006 which shall vest in 2,500 share increments on the 1st day of July in each of the years 2008, 2009 and 2010; 40,000 shares of restricted stock granted January 10, 2007 which shall vest 25% on the 10th day of January in each of the years 2008, 2009, 2010 and 2011; and 60,000 shares of restricted stock granted July 11, 2007 which shall vest 25% on the 11th day of July in each of the years, 2008, 2009, 2010 and 2011.

(4)	Includes 20,000 shares of restricted stock granted January 10, 2007 which shall vest 25% on the 10th day of January in each of the years 2008, 2009, 2010 and 2011; and 25,000 shares of restricted stock granted July 11, 2007 which shall vest 25% on the 11th day of July in each of the years 2008, 2009, 2010 and 2011.

(5)	Includes 15,000 shares of restricted stock granted January 10, 2007 which shall vest 25% on the 10th day of January in each of the years 2008, 2009, 2010 and 2011; and 10,000 shares of restricted stock granted July 11, 2007 which shall vest 25% on the 11th day of July in each of the years 2008, 2009, 2010 and 2011.

(6)	Includes 25,000 shares of restricted stock granted January 10, 2007 which shall vest 25% on the 10th day of January in each of the years 2008, 2009, 2010 and 2011; and 15,000 shares of restricted stock granted July 11, 2007 which shall vest 25% on the 11th day of July in each of the years 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested

The following table reflects the restricted stock of our named executive officers that vested during 2007. No stock options were outstanding in 2007.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

Stock Awards
Number of
	Shares	Value
	Acquired on	Realized on
Name	Vesting	Vesting

Tom L. Ward	—	—
Dirk M. Van Doren	2,500	$89,650 (1)
Matthew K. Grubb	—	—
Larry K. Coshow	—	—
Todd N. Tipton	—	—

(1)	Valuation based on $35.86 per share, the last trading price on December 31, 2007.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
Name	Last Fiscal Year	Last Fiscal Year(1)	Fiscal Year	Distributions	Year-End(1)

Tom L. Ward	$142,288	$142,288	$3,535	$—	$288,111
Dirk M. Van Doren	52,866	52,866	(573)	—	105,159
Matthew K. Grubb	56,423	28,846	(1,171)	—	84,098
Larry K. Coshow	29,500	29,500	(298)	—	58,702
Todd N. Tipton	79,308	24,231	1,419	—	104,958

(1)	Includes the dollar amount of Company match contributions that were accrued for in fiscal 2007 and are to be invested in our common stock upon the adoption of certain amendments to the deferred compensation plan.

We maintain a nonqualified deferred compensation plan for the benefit of eligible employees. In order to be eligible for participation in the deferred compensation plan in 2007, an employee must have been actively employed prior to February 1, 2007 and have an annualized base salary of not less than $100,000. Additionally, the employee must have made the maximum contribution allowable under the 401(k) plan during the 2007 plan year. Effective January 1, 2008, in order to be eligible for participation in the deferred compensation plan, an employee must have been continuously employed by us at least two (2) months prior to January 1, have an annualized base salary of at least $125,000, and must make the maximum contribution allowable under the 401(k) plan during the plan year.

Under the nonqualified deferred compensation plan, we may make discretionary contributions to the deferred compensation account of each participant. In 2007, the Board of Directors approved matching contributions for the nonqualified deferred compensation plan equal to 100% of employee contributions up to 15% of the employee’s annual cash compensation. Matching contributions are made with shares of our common stock. The 2007 matching contribution was calculated on behalf of each participant following the end of the calendar year. Matching contributions vest at the rate of 25% per year, calculated ratably from the date the employee gains eligibility to participate in the plan. The participant must be employed on the last day of the plan year in order to be eligible for vesting of contributions for that plan year.

An active participant of the nonqualified deferred compensation plan shall be fully vested upon the first to occur of the following events: (a) attainment of normal retirement age; (b) death; (c) disability; (d) change in control; or, (e) satisfaction of the plan’s vesting requirements.

The maximum employee compensation that can be deferred under our 401(k) plan and the nonqualified deferred compensation plan is a total of 75% of base salary and 75% of eligible cash bonus. Participant contributions to the deferred compensation plan are held in a rabbi trust. A participant’s contributions to the plan are adjusted for earnings and losses based on deemed investment choices selected by the participant from the fund selections made available under the plan. We do not provide guaranteed, above-market or preferential earnings on deferred compensation. The available investment choices mirror many of those primary investment choices available under our 401(k) plan. Participants may change the asset allocation of their account balances or make changes to the allocation for future contributions at any time. Any contributions that are not allocated by participants are deemed to be invested on their behalf in the Principal Inv Money Market AdvPFD Fund.

No in-service distributions are permitted under the plan unless due to an unforeseeable emergency or in the event of a change in control. Upon separation of service of a participant for any reason other than retirement, or if the vested account balance does not exceed $50,000, the participant’s balance is paid in a lump sum in cash as soon as is practicable following the date of the qualifying distribution event. In the event the separation of employment is due to retirement after attainment of age 60 and the participant’s balance is in excess of $50,000, the vested balance is paid to the participant in the manner specified by the participant. A change to a distribution election is not effective until at least 12 months after it is made. The change in distribution election will delay the commencement of the first payment by five years from the date that the payment would have otherwise been made. The five-year delay does not apply to distributions that are made as a result of death, disability or the occurrence of an unforeseeable emergency. Any employee who is considered a “key employee” for purposes of Section 409A of the Internal Revenue Code must wait six months after a separation of service before the plan distribution may begin. Named executive officers are typically designated as key employees.

Any assets we place in trust to fund future obligations of the nonqualified deferred compensation plan are subject to the claims of creditors in the event of our insolvency or bankruptcy. Participants have no greater rights than those of an unsecured creditor as to their rights to receive payment of deferred compensation in the plan.

Potential Payments Upon Termination or Change in Control

Severance Under Employment Agreement of Tom L. Ward

Termination Other Than For Cause.  In the event we terminate Mr. Ward’s employment other than for Cause (as defined below), Mr. Ward is entitled to receive (1) his base salary as in effect on the date of termination during the remaining term of the employment agreement or through the expiration date of the agreement and (2) any vacation pay accrued through the date of termination.

For purposes of his employment agreement, the term “Cause” means (1) the willful and continued failure of Mr. Ward to perform substantially his duties after a written demand for substantial performance is delivered to him by the Board of Directors which specifically identifies the manner in which the Board believes he has not substantially performed his duties or (2) the willful engaging by Mr. Ward in illegal conduct, gross misconduct or a clearly established violation of our written policies and procedures, in each case which is materially and demonstrably injurious to us. An act or failure to act, on the part of Mr. Ward, will not be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that the action or omission was in our best interests.

Termination in Connection with Change in Control.  In the event that Mr. Ward’s employment is terminated within one year of a Change in Control event (as defined below) other than for Cause, death or disability, Mr. Ward is entitled to receive (1) a single, lump sum severance payment within 10 days of termination equal to 3 times his base salary for the last 12 calendar months and bonus paid (based on an average of the last three years annual bonuses or such lesser number of years as he was employed) and (2) any applicable gross-up payment (as defined below). If the foregoing amount is not paid within ten days after the Change in Control, the unpaid amount will bear interest at the per annum rate of 12%. If at the time of a Change in Control, Mr. Ward is a “specified employee” as defined in regulations under Section 409A of the Code, such payment will be made on the first day which is more than six months following the Change in Control Termination. To the extent that any payment or distribution is subject to excise tax under Section 4999 of the Code or any other interest of penalties related to such excise tax (collectively “Excise Tax”), the agreement provides we will pay an additional amount (the “Gross-Up Payment”) such that after payment by Mr. Ward of all taxes on the Gross-Up Payment, he will retain an amount of the Gross-Up Payment equal to the Excise Tax.

Under the employment agreement, a “Change in Control” is defined as follows: (1) the acquisition of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than Executive or his affiliates or Malone Mitchell, 3rd or his affiliates (the “Exempt Persons”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of our common stock of (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (2) the individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by our stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof; (3) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the company (a “Business Combination”), unless following such Business Combination: (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the company or such corporation resulting from such Business Combination) other than one or more of the Exempt Persons beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (4) the approval by our stockholders of a complete liquidation or dissolution of the company.

In addition, notwithstanding any provision to the contrary in any option agreement, restricted stock agreement, plan or other agreement relating to equity based compensation, in the event of a termination without Cause or in connection with a Change in Control, all Mr. Ward’s units, stock options, incentive stock options, performance shares, stock appreciation rights and restricted stock (collectively “awards”) will immediately become 100% vested. Further, Mr. Ward’s right to exercise any previously unexercised options will not terminate until the latest date on which such option would expire but for Mr. Ward’s termination. To the extent we are unable to provide for one or both of the foregoing rights, we will provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of such awards with the foregoing rights and the total value without the foregoing rights.

Termination for Cause.  In the event Mr. Ward is terminated for Cause, we will have no further obligation to provide further payments or benefits. If Mr. Ward desires to voluntarily terminate, he must give 90 days’ notice of his intent to terminate during which time he can use accrued vacation time or be paid for such days.

Voluntary Termination.  In the event Mr. Ward voluntarily terminates with or without Cause, we have no further obligations except for any obligations expressly surviving termination of employment.

Termination due to Disability.  If Mr. Ward’s employment is terminated due to disability, then he is entitled to receive base salary through the remaining term of his employment agreement or through the Expiration Date of the agreement.

Termination due to Death.  In the event Mr. Ward’s employment terminates due to death, then he will be entitled to receive (1) base salary payment for 12 months after termination and (2) any accrued benefits.

Severance Under Employment Agreements of our Other Named Executive Officers

On March 19, 2008, we entered into employment agreements with each of Messrs. Van Doren, Grubb, Tipton and Coshow. These employment agreements provide for certain severance payments and payments in connection with a change in control and are summarized below.

Mr. Coshow’s employment agreement replaces his prior employment agreement, which was to expire on September 2, 2008. We entered into this new employment agreement with Mr. Coshow in order to conform his employment agreement with the employment agreements of our other executive vice presidents. Mr. Coshow’s employment agreements generally have similar provisions. Differences include compensation that Mr. Coshow is entitled to receive upon certain termination events. Under the new agreement, as described below, he is entitled to receive a payment equal to twelve months of base salary for termination by the Company (other than for Cause) and six months of base salary for termination due to disability, compared to base salary during the remaining term of or through the expiration date of his prior agreement, and a severance payment in connection with a change of control that is two times the amount provided for in the prior agreement. In addition, under the prior employment agreement, vesting of equity compensation upon termination of employment without Cause or in connection with a change of control was not conditioned on Mr. Ward not being Chairman and Chief Executive Officer of the Company at the time.

Termination Other Than For Cause.  In the event we terminate the executive’s employment other than for Cause (as defined below), the terminated executive is entitled to receive an amount equal to twelve months base salary as in effect on the date of termination.

For purposes of his employment agreement, the term “Cause” means (A) the material breach or threatened breach of the employment agreement; (B) the failure to substantially perform the duties under the employment agreement; (C) the misappropriation or fraudulent conduct by the named executive officer with respect to our assets or operations; (D) the willful disregard of the instructions of the Board or the material neglect of duties or failure to act, other than by reason of disability or death; (E) personal misconduct which injures us substantially; or (F) the conviction of the executive officer for, or a plea of guilty or no contest to, a felony or any crime involving fraud, theft or dishonesty.

Termination in Connection with Change in Control.  In the event that employment is terminated within one year of a Change in Control event (as defined below) other than for Cause, death or disability, the executive is entitled to receive a single, lump sum severance payment within 10 days of termination equal to two times his base salary for the last 12 calendar months and bonus paid (based on an average of the last three years annual bonuses or such lesser number of years as he was employed). If the foregoing amount is not paid within ten days after the Change in Control, the unpaid amount will bear interest at the per annum rate of 12%. If at the time of a Change in Control, the executive is a “specified employee” as defined in the regulations under Section 409A of the Code, such payment will be made on the first day which is more than six months following the Change in Control Termination. The right to this termination compensation upon Change in Control is subject to the executive’s execution of a severance agreement which will operate as a release of all legally waivable claims against us. Such payment is further conditioned upon the executive’s compliance with all of the provisions of his employment agreement, including all post-employment obligations.

Under the employment agreement, a “Change in Control” is defined as follows: (1) the acquisition of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than Executive or his affiliates or Tom L. Ward or his affiliates (the “Exempt Persons”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of our common stock of (the “Outstanding Company Common Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (2) the individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by our stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof; (3) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets (a “Business Combination”), unless following such Business Combination: (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns us or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) other than one or more of the Exempt Persons beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (4) the approval by our stockholders of a complete liquidation or dissolution of the Company.

In addition, notwithstanding any provision to the contrary in any option agreement, restricted stock agreement, plan or other agreement relating to equity based compensation, in the event of a termination in connection with a Change in Control, all the executive’s units, stock options, incentive stock options, performance shares, stock appreciation rights and restricted stock (collectively “awards”) will immediately become 100% vested. Further, the executive’s right to exercise any previously unexercised options will not terminate until the latest date on which such option would expire but for the executive’s termination. To the extent we are unable to provide for one or both of the foregoing rights, we will provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of such awards with the foregoing rights and the total value without the foregoing rights. The right to this termination compensation is subject to the executive’s execution of our severance agreement which will operate as a release of all legally waivable claims against us. Such payment is further conditioned upon the executive’s compliance with all of the provisions of his employment agreement, including all post-employment obligations.

Termination for Cause.  In the event the executive is terminated for Cause, we will have no further obligation to provide further payments or benefits.

Voluntary Termination.  In the event the executive voluntarily terminates with or without Cause, we have no further obligations except for any obligations expressly surviving termination of employment. If the executive desires to voluntarily terminate, he must give 30 days notice of his intent to terminate.

Termination due to Disability.  If the executive’s employment is terminated due to disability, then he is entitled to receive six months base salary. This amount will be reduced by any benefits payable under any disability plans provided by us pursuant to his employment agreement.

Termination due to Death.  In the event the executive’s employment terminates due to death, then he will be entitled to receive base salary payments for 12 months after termination.

Summary of Potential Payments upon Termination or Change in Control

In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the named executive officers under our employment agreements assuming that the triggering event took place on December 31, 2007, the last business day of fiscal year 2007. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a Change in Control, the named executive officers will receive the amounts reflected below.

				Termination in
	Termination Other		Termination	Connection with a		Termination		Termination
Name	than for Cause		for Cause	Change in Control		Due to Disability		Due to Death

Tom L. Ward	$1,755,769(a	)	$105,769 (b)	$12,932,257(c	)	$1,650,000(d	)	$1,205,769(e	)
Dirk M. Van Doren	$500,000(f	)	$0	$1,996,154(g	)	$250,000(h	)	$500,000(i	)
Matthew K. Grubb	$450,000(f	)	$0	$1,540,384(g	)	$225,000(h	)	$450,000(i	)
Todd N. Tipton	$325,000(f	)	$0	$1,023,078(g	)	$162,500(h	)	$325,000(i	)
Larry K. Coshow(j)	$300,000(f	)	$0	$1,000,000(g	)	$150,000(h	)	$300,000(i	)
prior employment agreement(k)	$200,000(l	)	$0	$530,000(m	)	$200,000(1)		$300,000(i	)

(a)	Includes $1,650,000 (Mr. Ward’s base salary for 18 months, which is the remaining term of his employment agreement), and the maximum value of his accrued vacation (assuming he took no time off during the year) of $105,769.

(b)	This amount is the maximum value of Mr. Ward’s accrued vacation (assuming he took no time off during the year).

(c)	If Mr. Ward were terminated within one year of a Change in Control event other than for Cause, death or disability, his severance would equal $8,901,924 (3 times the sum of his base salary in 2007 of $1,067,308 plus his bonus of $1,900,000) plus a Gross-Up Payment equal to $3,677,332 and an interest payment equal to $353,001, for a total payment of $12,932,257.

(d)	This amount represents Mr. Ward’s base salary for 18 months, which is the remaining term of his employment agreement.

(e)	This amount includes $1,100,000 (12 months’ salary) plus the maximum value of his accrued vacation (assuming he took no time off during the year) equal to $105,769.

(f)	Amount is equal to 12 months’ base salary (as in effect on the date of termination).

(g)	Amount is equal to two times the sum of executive’s base salary for the last 12 calendar months plus the bonus paid during the last 12 calendar months.

(h)	Amount is equal to six months’ base salary in effect on the date of termination.

(i)	Amount is equal to 12 months’ base salary in effect on the date of termination.

(j)	Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

(k)	Mr. Coshow’s prior employment agreement, which was set to expire on September 2, 2008, was replaced by the employment agreement entered into on March 19, 2008. We entered into this new employment agreement with Mr. Coshow in order to conform his employment agreement with the employment agreements of our other executive vice presidents.

(l)	Amount is equal to base salary for 8 months, which was the remaining term of Mr. Coshow’s prior employment agreement.

(m)	If Mr. Coshow were terminated within one year of a Change in Control event other than for Cause, death or disability, his severance would equal $500,000 (the sum of his base salary in 2007 of $300,000 plus his bonus of $200,000) plus an interest payment of $30,000, for a total payment of $530,000.

Stock Plan

Upon disability (as defined below) or death of any named executive officer, any benefits awarded under the 2005 Stock Plan will become vested to the extent that vesting would have occurred had the named executive officer remained a participant for a period of 12 months after termination. Disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of 12 months. An option or stock appreciation right that is vested pursuant to disability must be exercised within 18 months or such shorter time as specified in the grant from the date on which termination occurred or the option or stock appreciation right will terminate. If a named executive officer dies who was no longer a participant at the time of death and his options or stock appreciation rights have not yet expired, those options or stock appreciation rights may be exercised within 12 months following death. The following table sets forth the value of shares of restricted stock for each named executive officer that would vest within the 12 months following his death or disability on December 31, 2007. Please see “— Outstanding Equity Awards Value at Fiscal Year-End” for the complete vesting schedule.

	Number of Shares Vesting	Market Value of
	Within 12 Months of	Shares
	December 31, 2007	Vesting(1)

Tom L. Ward	156,250	$5,603,125
Dirk M. Van Doren	26,875	$963,738
Matthew K. Grubb	11,250	$403,425
Larry K. Coshow(2)	6,250	$224,125
Todd N. Tipton	10,000	$358,600

(1)	Valuation based on $35.86 per share, the last trading price on December 31, 2007.

(2)	Mr. Coshow resigned as an officer on March 25, 2008 and resigned his employment with us effective April 4, 2008.

Upon a Change in Control, the Board of Directors may take any action with respect to outstanding awards under the Plan as it deems appropriate, which action may vary among awards granted to individual participants.

Description of Stock Plan

Scope

Our Board of Directors and stockholders have approved our Stock Plan (the “Plan”). The Plan authorizes the granting of stock options to purchase common stock, stock appreciation rights, restricted stock, phantom stock and other stock-based awards to our employees, directors and consultants. In addition, the Plan authorizes cash-denominated awards that may be settled in cash, stock or any combination thereof. The purpose of the Plan is to attract, retain and provide incentives to our officers, other associates, directors and consultants and to thereby increase overall stockholder value.

The Plan authorizes 7,074,252 shares of common stock to be used for awards. As of December 31, 2007, approximately 2.2 million shares had been awarded as restricted stock subject to vesting periods of one, four and seven years (other than shares cancelled or forfeited), and 4.9 million shares, representing 3.46% of the outstanding shares of common stock as of December 31, 2007, are available to be used for future awards. If an award made under the Plan expires, terminates or is forfeited, cancelled, settled in cash without issuance of shares of common stock covered by the award, or if award shares are used to pay for other award shares, those shares will be available for future awards under the Plan.

Eligibility

Our employees, directors and consultants may be selected by the Compensation Committee to receive awards under the Plan. In the discretion of the Compensation Committee, an eligible person may receive an award in the form of a stock option, stock appreciation right, restricted stock award, phantom stock, other stock-based award or any combination thereof, including a cash-based award. More than one award may be granted to an eligible person.

Stock Options

The Plan authorizes the award of both non-qualified and incentive stock options (“ISO”). Under the Plan and pursuant to awards made thereunder, common stock may be purchased at a fixed exercise price during a specified time. Unless otherwise provided in the award agreement, the exercise price of each share of common stock covered by a stock option shall not be less than the fair market value of the common stock on the date of the grant of such stock option, and one-third (1/3) of the shares covered by the stock option shall become exercisable on the first anniversary of its grant and an additional one-third (1/3) of such shares shall become exercisable on each of the second and third anniversaries of its grant. A limited number of options and stock appreciation rights may be granted with an exercise price below fair market value on the date of grant, but not less than 75% of fair market value.

Under the Plan, an ISO may be exercised at any time during the exercise period established by the Compensation Committee, except that (i) no ISO may be exercised more than three months after employment with us terminates by reason other than death or disability and (ii) no ISO may be exercised more than one year after employment with us terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the common stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each ISO is determined by the Compensation Committee, but in no event may such term exceed 10 years from the date of grant (or five years in the case of ISOs granted to stockholders owning 10% or more of our outstanding shares of common stock). The exercise price of ISOs cannot be less than the fair market value of the common stock on the date of the grant (or 110% of the fair market value of the common stock on the date of grant in the case of ISOs granted to stockholders owning 10% or more of our outstanding shares of common stock). The exercise price of options may be paid in cash, in shares of common stock through a cashless exercise program with previously owned common stock or by such other methods as the Compensation Committee deems appropriate.

Stock Appreciation Rights

The Plan authorizes the grant of stock appreciation rights (“SARs”). The SARs may be granted either separately or in tandem with options. An SAR entitles the holder to receive an amount equal to the excess of the fair market value of a share of common stock at the time of exercise of the SAR over the option exercise price or other specified amount (or deemed option price in the event of an SAR that is not granted in tandem with an option), multiplied by the number of shares of common stock subject to the option or deemed option as to which the SAR is being exercised (subject to the terms and conditions of the option or deemed option). An SAR may be exercised at any time when the option or deemed option to which it related may be exercised and will terminate no later than the date on which the right to exercise the tandem option (or deemed option) terminates (or is deemed to terminate).

Restricted Stock

Restricted stock awards are grants of common stock made to eligible persons subject to restrictions, terms and conditions as established by the Compensation Committee. The grants of restricted stock are issued and outstanding shares from the date of the grant, but subject to forfeiture. An eligible person will become the holder of shares of restricted stock free of all restrictions if he or she complies with all restrictions, terms and conditions. Otherwise, the shares will be forfeited. The eligible persons will not have the right to vote the shares of restricted stock until all restrictions, terms and conditions are satisfied. Beginning in July 2007, we granted restricted stock awards pursuant to an agreement whereby the recipient agreed not to vote shares that have not vested.

Other Stock Based Awards

The Compensation Committee may grant other stock based awards, upon such terms as it may elect.

Dollar-Denominated Awards

The Compensation Committee may grant an award in terms of a specific dollar amount on such terms as it may elect. Upon the vesting of such award, the award earned may be paid in cash, stock or any combination thereof as the Compensation Committee may choose.

Adjustments

In the event of any changes in the outstanding shares of common stock by reason of any stock dividend, split, spin off, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the Plan, and the terms and the number of shares of any outstanding option, restricted stock or other stock-based award, may be equitably adjusted by the Compensation Committee in its sole discretion.

Change of Control

Upon a change in control, which is defined in the Plan to include certain third-party acquisitions of 50% or more of our then outstanding common stock or the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, changes in the composition of the Board of Directors, stockholder approval of certain significant corporate transactions such as a reorganization, merger, consolidation, sale of assets or the liquidation or dissolution of the company, the Board of Directors may take any action with respect to outstanding awards under the Plan as it deems appropriate, which action may vary among awards granted to individual participants.

Administration

The Plan is administered by the Board of Directors or, if directed by the Board of Directors, the Compensation Committee. The Compensation Committee makes determinations with respect to the participation of employees, directors and consultants in the Plan and, except as otherwise required by law or the Plan, the grant terms of awards, including vesting schedules, retirement and termination rights, payment alternatives such as cash, stock, contingent award or other means of payment consistent with the purposes of the Plan, and such other terms and conditions as the board or the Compensation Committee deems appropriate. The Compensation Committee has the authority at any time to provide for the conditions and circumstances under which awards shall be forfeited. The Compensation Committee has the authority to accelerate the vesting of any award and the time at which any award becomes exercisable.

Termination and Amendment

The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not make any amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless approved by the requisite vote of our stockholders. No termination, modification or amendment of the Plan may adversely affect the rights conferred by an award without the consent of the recipient thereof.

DIRECTOR COMPENSATION

Directors who also serve as employees receive no compensation for serving on our Board of Directors. Non-employee directors receive a $50,000 retainer and $12,500 for each of the four regular meetings of the Board of Directors attended by such director. In addition, in 2007, certain non-employee directors received an annual restricted stock grant in the amount of $100,000 based on the fair market value of common stock at the date of grant, which will vest in 25% increments on each of the first four anniversaries following the date of grant.

The following table sets forth the aggregate compensation awarded to, earned by or paid to our directors during 2007.

	Fees Earned or
Name	Paid in Cash		Stock Awards		Total

William A. Gilliland	$100,000	(1)	$29,215	(3)	$129,215
Daniel W. Jordan	$100,000	(2)	$30,564	(3)	$130,564
Roy T. Oliver, Jr.	$100,000	(4)	$29,215	(3)	$129,215
Stuart W. Ray	$62,500	(5)	$—		$12,500
D. Dwight Scott	$87,500	(6)	$—		$87,500
Jeffrey S. Serota	$87,500	(7)	$—		$87,500
N. Malone Mitchell, 3rd	$75,000	(8)	$—		$75,000

(1)	Consists of (i) $50,000 received as a retainer for one year of service as a non-employee director, and (ii) $50,000 for attending four meetings during 2007.

(2)	Consists of (i) $50,000 received as a retainer for one year of service as a non-employee director, and (ii) $50,000 for attending four meetings during 2007.

(3)	Includes the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2007 in accordance with FAS 123R. Pursuant to SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our directors. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. As of December 31, 2007, the number of shares of stock held by each non-employee director was: Mr. Gilliland — 1,349,878; Mr. Jordan — 1,001,389 and Mr. Oliver — 1,001,389.

(4)	Consists of (i) $50,000 received as a retainer for one year of service as a non-employee director and (ii) $50,000 for attending four meetings during 2007.

(5)	Consists of (i) $50,000 received as a retainer for one year of service as a non-employee director and (ii) $12,500 for attending one meeting in 2007.

(6)	Consists of (i) $37,500 received as a retainer prorated for length of service as a non-employee director and (ii) $50,000 for attending four meetings during 2007.

(7)	Consists of (i) $37,500 received as a retainer prorated for length of service as a non-employee director and (ii) $50,000 for attending four meetings during 2007.

(8)	Consists of (i) $50,000 received as a retainer for one year of service as a non-employee director and (ii) $25,000 for attending two meetings during 2007.

Indemnification

We have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	the Company, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our Board of Directors.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Web Access

We provide access through our website at http://www.sandridgeenergy.com to current information relating to governance, including a copy of each board committee charter, our Code of Conduct, our corporate governance guidelines and other matters impacting our governance principles. You may also contact our Chief Financial Officer for paper copies of these documents free of charge.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

We intend to engage PricewaterhouseCoopers LLP to audit our financial statements for fiscal year 2008. PricewaterhouseCoopers LLP audited our financial statements for fiscal year 2007 and the decision to retain PricewaterhouseCoopers LLP has been approved by the Audit Committee, under the authority granted to it by the Board of Directors.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2008 Stockholders’ Meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Audit Fee Summary

Set forth below is a summary of the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2007 and 2006. These fees consisted of:

	2007	2006
	(In thousands)

Audit Fees	$1,684	$1,430
Audit-Related Fees	78	65
Tax Fees	512	260
All Other Fees

Total	$2,274	$1,755

Audit Fees.  Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC and work performed by tax professionals in connection with the audit and quarterly reviews.

Audit-Related Fees.  Audit-related fees consist primarily of due diligence, consultation regarding financial accounting and reporting standards and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Tax Fees.  Tax fees include all services performed by the firm’s tax division other than those related to the audit of financial statements.

All Other Fees.  Other fees consist primarily of all fees billed for products and services provided by the firm other than those reported above.

If the selection of PricewaterhouseCoopers LLP is ratified, we estimate that the total amount of fees we will pay to PricewaterhouseCoopers LLP during fiscal year 2008 will be between $1,435,000 and $1,685,000.

The Audit Committee is responsible for approving in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Audit Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Audit Committee unless the Audit Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Vote Required

A majority of the votes represented at the annual meeting must be cast “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm in order for such ratification to be approved at the annual meeting. Abstentions and broker non-votes are not counted as votes cast with respect to the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

RELATED PARTY TRANSACTIONS

The following is a discussion of transactions between us and our officers, directors and beneficial owners of more than 5% of our common stock. During the fourth quarter of 2007, we adopted a written policy requiring any related party transaction (as defined below) to be reviewed and approved by the disinterested members of our Board of Directors. A related party transaction is a transaction, proposed transaction, or series of similar transactions, in which (a) we are a participant, (b) the amount involved exceeds $120,000 and (c) a related person (as defined below) has or will have a direct or indirect material interest. A related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee to become a director, (ii) a person known to be the 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or more than 5% beneficial owner, and (iv) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or more than 5% beneficial owner. The written policy includes factors for disinterested board members to consider in exercising their judgment including terms of the transaction with the related party, availability of comparable products or services from unrelated third parties, terms available from unrelated third parties and the benefits to us.

Well Participation Plan

On June 8, 2006, we adopted the Well Participation Program (the “WPP”) which permitted Messrs. Ward and Mitchell to participate as working interest owners in the wells that we drill in the future. The WPP was adopted at a time when Mr. Ward proposed to become a significant stockholder of the Company. Our Board of Directors’ view was that drilling participation by senior management with significant ownership in us was in our best interest. The payment of proportionate costs of drilling of these wells is similar to a “heads up” drilling participation that we may, from time to time, enter into with unaffiliated industry participants on specific wells. Mr. Mitchell ceased to participate in the WPP upon his resignation, effective December 31, 2006. On September 21, 2007, Mr. Mitchell agreed to sell us all of his interests under the WPP. Please see “— Other Transactions with N. Malone Mitchell, 3rd.” Mr. Ward remains a participant in the WPP.

Under the WPP, Mr. Ward is permitted to participate in all of the Program Wells, as defined in the WPP, spudded by or on behalf of SandRidge during each calendar year. In order to participate, at least 30 days prior to the beginning of each year, Mr. Ward must provide written notice to the members of the Board of Directors of his election to participate in the WPP and the percentage working interest which the participant proposes to participate with during the year. Mr. Ward’s working interest percentage may not exceed a 3.0% working interest. Mr. Mitchell participated for a 2.0% working interest from June 8, 2006 through December 31, 2006, his effective date of resignation as an officer of SandRidge. Mr. Ward does not participate in any well where our working interest after Mr. Ward’s participation would be reduced to below 12.5%. If Mr. Ward fails to provide notice of his election to participate or of the working interest percentage, the amount of the working interest percentage for the relevant calendar year will be deemed to be equal to the working interest percentage for the immediately preceding calendar year. Mr. Ward has participated for a 3.0% working interest in 2006 and 2007 and elected to a 3.0% working interest for 2008.

The WPP is administered and interpreted by the Compensation Committee. In addition, the Board of Directors, in its sole discretion, may take any action with respect to the WPP that would otherwise be the responsibility of or delegated to the Compensation Committee. The Board of Directors has the right to suspend or terminate the WPP after December 31, 2015 by providing written notice of termination to Mr. Ward one year before the effective date of such termination. Mr. Ward’s right to participate in the WPP during any calendar year will terminate on the earlier of (1) December 31 of such year; (2) the termination of Mr. Ward’s employment by us for cause or death; or (3) the expiration or termination of any and all covenants not to compete subsequent to the termination of Mr. Ward for any reason not included in the foregoing clause (2).

Mr. Ward’s working interest percentage cannot be changed during any calendar year without the prior approval of the Compensation Committee. Participation by Mr. Ward under the WPP is conditioned on his participation in each Program Well spudded during the calendar year in an amount equal to the greater of the elected working interest percentage or his prior interest in the drilling unit for such Program Well.

The amount paid by Mr. Ward for the acreage assigned in connection with his participation in the WPP is computed as of the first day of each calendar year and is equal to the following amount computed on a per acre basis: (1) all direct third-party costs paid by the Company Entities (as defined in the WPP) and capitalized in the appropriate accounting pool in accordance with our accounting procedures (including capitalized interest, leasehold payments, acquisition costs, landman charges and seismic charges); divided by (2) the acreage in the applicable pool. The acreage charge amount is recomputed by us as of the first day of each calendar year and submitted to the Compensation Committee for approval. All other costs for Program Wells are billed in accordance with our accounting procedures applicable to third-party participants pursuant to any applicable joint operating agreement or exploration agreement relating to a particular Program Well. Notwithstanding anything to the contrary, in each case the participant’s participation in a Program Well will be on no better terms than the terms agreed to by unaffiliated third-party participants in connection with the participation in such Program Well or similar wells operated by the Company Entities.

During 2006, Messrs. Ward and Mitchell were invoiced $1,951,904 and $1,592,136, respectively, for their share of costs for their interests in Program Wells, and received oil and gas revenues from their interests in Program Wells totaling $17,560 and $11,707 respectively. During 2007, Messrs. Ward and Mitchell were invoiced $23,531,380 and $4,154,701, respectively, for their share of costs for their interests Program Wells, and received oil and gas revenues from all of their interests in all Program Wells, including Program Wells drilled in 2006, totaling $2,333,549 and $1,043,420, respectively. Mr. Mitchell has sold us all of his interests under the WPP. Please see the “— Other Transactions with N. Malone Mitchell, 3rd.”

Employee Participation Plan

We adopted an Employee Participation Plan in December 2005 that allowed certain employees to participate in the drilling of natural gas and oil wells of our company for up to 5% of our interest in the well. Before that date, a similar plan was informally administered. Our Board of Directors’ view was that drilling participation by these key employees was in our best interest. We provided certain employees, including our named executive officers, an allowance to participate in these wells. These allowances were funded by us and treated as compensation. Participating employees were all entitled to invest amounts in addition to the Company funded allocations under the plan. The purpose of the plan was to associate the interest of our employees with the stockholders, maintain competitive compensation levels and provide an incentive for employees to continue employment with us. The plan was terminated effective for all wells drilled on or after May 1, 2006. From January 1, 2006 through the termination of the plan, we awarded $707,000 in allowances under the plan, including $35,000 for each of Mr. Gaines and Ms. Pope and $42,000 for each of Mr. Dutton and Mr. McCann. These allowances were treated as coupons from the Company. Following the termination of the plan, all interests in the plan were assigned to the applicable participant and no further payments were made pursuant to the plan.

No current executive officers of the Company participated in the Employee Participation Plan. During 2006, the following former executive officers were invoiced or assessed compensatory allowances for costs for their interests in the plan wells: Ms. Pope — $98,399; Mr. Dutton — $83,184; Mr. Gaines — $46,902; Mr. McCann — $338,635; and each of these former executive officers received oil and gas revenues from their interests in all plan wells, including interests in plan wells drilled in prior years, in the following amounts: Ms. Pope — $65,439; Mr. Dutton — $18,491; Mr. Gaines — $9,746; Mr. McCann — $250,178.

During the first six months of 2007, the following former executive officers were invoiced for costs for their interests in the plan wells: Ms. Pope — $11,485; Mr. Dutton — $5,351; Mr. Gaines — $3,287; Mr. McCann — $43,879; and each of these former executive officers received oil and gas revenues from their interests in plan wells, including interests in wells drilled in prior years, in the following amounts: Ms. Pope — $30,826; Mr. Dutton — $10,378; Mr. Gaines — $6,539; Mr. McCann — $152,640. Following their departure from the Company in 2007, the Company purchased the interests in all plan wells from three of the former executive officers in negotiated acquisitions for the following cash payments: Ms. Pope — $201,581; Mr. Dutton — $75,394; Mr. Gaines — $53,534.

Private Placements

Affiliates of Mr. Ward and Mr. Mitchell purchased securities in our November 2006 and March 2007 private placements. Affiliates of Mr. Ward purchased 262,857 shares of our convertible preferred stock in our November 2006 private placement for $210 per share and 3,409,957 shares of common stock in our March 2007 private placement for $18 per share. Affiliates of Mr. Mitchell purchased 47,619 shares of our convertible preferred stock in our November 2006 private placement for $210 per share and 4,548 shares of common stock in connection with a preemptive right in our March 2007 private placement for $18 per share. These purchases were on identical terms and at identical prices as purchases made by independent third parties.

Other Transactions With N. Malone Mitchell, 3rd

Mr. Mitchell, our former Chairman, Chief Executive Officer and President, and his family, on September 30, 2005, traded 2.5% of our then outstanding common stock to us for our 100% interest in Longfellow Ranch Partners, LP (“Longfellow”). The purpose of this transaction was to separate the Longfellow ranch operations from our ongoing energy operations. While this transaction was approved by our Board of Directors and a majority of our stockholders, none of our directors at that time were disinterested and Mr. Mitchell controlled a majority of our outstanding common stock. Because of the unique nature of the transaction and the fact that none of our current officers or directors were officers or directors of the company at that time, we are unable to determine whether this transaction was on terms similar to those obtainable from third parties. Longfellow owns surface or minerals or royalty under a significant amount of our exploration and development lands in West Texas, including the WTO. We have natural gas and oil leaseholds that cover all of Longfellow’s minerals. Under the leases, we will pay Longfellow royalties, based on production. The lease is for a seven-year primary term ending in 2012, with the option of extending the primary term another three years by paying a predetermined bonus that we feel is at or below current market value. The lease royalty is paid on a tiered basis, 20% for wells completed before 2009, 22.5% for wells completed between January 1, 2009 and October 1, 2012, and 25% for wells completed after October 1, 2012 and is locked in for the life of the well. At the end of the primary term (whether in 2012 or 2015, if extended), the lease will break into approximately 3,000-acre tracts, and each tract will be subject to a 120-day continuous development clause. We also are party to a surface use agreement with Longfellow for use of the surface of the Longfellow Ranch. Under this agreement, we pay Longfellow fees, pursuant to a set schedule, for use of the surface for our natural gas and oil operations and for damages and rights of way. We believe the rates are equivalent to, or less than, the rates paid to other landowners in the area. As described below, this agreement was amended and restated on September 21, 2007. For 2003, 2004 and the nine months ended September 30, 2005, when operations were discontinued, income (loss) from Longfellow’s operations were ($128,000), $683,000 and $638,000, respectively. These numbers included, among other things, royalties, damages and agricultural operations on the lands, minerals and royalties now indirectly owned by the Mitchell family. For the last three months of 2005, the year ended 2006, and 2007, we paid Longfellow $1,019,710, $4,156,082 and $7,755,166, respectively.

On November 29, 2007, pursuant to a letter agreement with Mr. Mitchell, Longfellow and certain of his affiliates, we purchased certain natural gas and oil working interests from Mr. Mitchell for a cash purchase price of $32 million. These natural gas and oil interests included the interests located on the West Ranch, a ranch adjacent to Longfellow Ranch recently acquired by Mr. Mitchell. The natural gas and oil interests also included all other working interests of Mr. Mitchell and his affiliates in wells and leasehold acreage owned or operated by us or our affiliates, including interests owned through our Well Participation Program. For the years 2004, 2005, 2006 and 2007, we paid Mr. Mitchell $147,000, $170,963, $140,538 and $18,183, respectively, in connection with his ownership interest in these assets. In connection with the letter agreement, we also entered into an amended and restated surface use and rights agreement regarding our access and use of the surface of lands owned by Mr. Mitchell in connection with our natural gas and oil interests on such lands.

The disinterested members of our Board of Directors determined that the transactions contemplated by the letter agreement, including the amended and restated surface use agreement, are on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction on an arms-length basis from a party that is not our affiliate and are fair to us from a financial point of view. Simultaneously with the execution of the letter agreement, Mr. Mitchell resigned as a director.

In August 2006, Mr. Mitchell acquired our interest in entities which owned Stockton Plaza, a commercial shopping center located in Fort Stockton, Texas, a restaurant franchise, and other non-core assets and investments, for an aggregate purchase price of $6,128,899. This transaction was determined to be in our best interests by the disinterested members of our Board of Directors and we believe it to be on terms similar to those available from unaffiliated third parties.

On May 2, 2007, we acquired oil and gas leaseholds on mineral interests held by the State of Texas underlying surface properties owned by Longfellow. Under Texas law, Longfellow executed these leases as agent for the State of Texas and is entitled to receive one-half of the payments made to the lessor under the leases. As a result, we paid Longfellow $8.3 million for its share of lease bonus payments. The terms of these lease transactions were similar to other State of Texas lease transactions that we negotiated in the ordinary course of our business with third party surface owners for nearby leaseholds. Our senior officers negotiated the terms of the lease transactions at arms length with Mr. Mitchell, acting as an officer of Longfellow in its capacity as agent for the State of Texas, and the transactions were approved by the disinterested members of our Board of Directors.

Other Transactions With Daniel W. Jordan

Mr. Jordan, a director and our former Vice President, Business, has participated in projects since 2000. In March 2006, we acquired Mr. Jordan’s 12.5% interest in PetroSource for $5,489,401. In July 2006 we acquired Mr. Jordan’s interests in our producing natural gas and oil properties for $9,000,000. For the years 2004, 2005, 2006 and 2007, we recognized the capital contributions from Mr. Jordan related to our drilling projects of $4,274,000, $5,670,081, $2,397,188 and $324,950, respectively. For the same periods, we paid Mr. Jordan $1,532,000, $2,113,020, $1,496,598 and $6,156, respectively. From August 2002 until October 2005, he received consulting fees from Larco of $40,000 per month. In June 2007, we purchased all of the interests in twelve producing wells and one well being drilled, which interests were owned by Wallace Jordan, LLC, a limited liability company a majority interest in is owned and controlled by Mr. Jordan (“Wallace Jordan”). In addition and as a part of this same transaction, we purchased the interest owned by Wallace Jordan in the Sabino pipeline and the West Piñon Gathering System and certain oil and gas leases covering lands in Pecos County, Texas, as well as the interest owned by Mr. Jordan individually in Integra Energy. The purchase price for these assets was $3.3 million plus the reimbursement of approximately $236,000 of costs attributable to Wallace Jordan’s 10% working interest in one of our wells. Each of the transactions with Mr. Jordan was determined to be in our best interests by the disinterested members of our Board of Directors. We believe the terms of these transactions were similar to those that could have been obtained from an unrelated third party.

Transaction With Roy T. Oliver, Jr.

In September 2006, we entered into a new facilities lease with a director, Mr. Oliver. The lease extends to August 2009 with annual future rental payments of $1.1 million in 2008 and $0.7 million in 2009. The terms of the lease were received and approved by our Board of Directors and we believe that the rent expense it must pay under this lease is at fair market rates. Rent expense in 2007 related to this facilities lease was $1.1 million.

OTHER MATTERS

Expenses of Solicitation

We will pay the entire cost of the solicitation. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees, but such persons will not receive any special compensation for such services. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. The Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournments of the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

GENERAL INFORMATION

Stockholder Proposals and Nominations

Under our bylaws in order to nominate a director or bring any other business before the stockholders at the 2009 annual meeting that will not be included in our proxy statement, you must comply with these procedures as described below. In addition, you must notify us in writing and such notice must be delivered to our Acting Corporate Secretary no earlier than February 6, 2009 and later than March 9, 2009.

Our bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination to the board will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.

Our bylaws provide that a stockholder’s notice of a proposed business item must include: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner.

We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our director. You may write to our Acting Corporate Secretary at our principal executive office, 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118 to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Annual Reports

We have mailed our annual report to stockholders covering the fiscal year ended December 31, 2007 to each stockholder entitled to vote at the annual meeting.

Our annual report on Form 10-K for the fiscal year ended December 31, 2007 is available on our Internet website at www.sandridgeenergy.com. In addition, we will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2007 without charge to any stockholder making written request to SandRidge Energy, Inc., 1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118, Attention: Acting Corporate Secretary.

By the Order of the Board of Directors,

Gaye A. Wilkerson
Acting Corporate Secretary
Oklahoma City, Oklahoma

April 23, 2008

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date SANDRIDGE ENERGY, INC. SNRDG1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by SandRidge Energy, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SandRidge Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SANDRIDGE ENERGY, INC. 1601 NORTHWEST EXPRESSWAY SUITE 1600 OKLAHOMA CITY, OK 73118 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 2. Ratification of Reappointment of PricewaterhouseCoopers, LLP. 0 0 0 01) Tom L. Ward 02) Roy T. Oliver, Jr. Unless otherwise directed, this proxy will be voted for all nominees listed. Vote on Proposal 3. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof. 1. Election of Directors IMPORTANT: Please date this proxy and sign exactly as your name appears below. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Changes/Comments: ___ ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PROXY SANDRIDGE ENERGY, INC. Annual Meeting of Shareholders June 6, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Tom L. Ward and Gaye A. Wilkerson, or either of them, with full power of substitution, proxy to represent and vote all shares of Common Stock of SandRidge Energy, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on Friday, June 6, 2008, at 10:00 a.m., local time, and at any adjournment thereof, as stated on the reverse side. PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

The Trustee is directed to vote as specified below. If no direction is made, if the card is not signed, or if the card is not received by June 5, 2008, the shares credited to this account will be voted in the same proportion as those shares for which the Trustee has received proper direction. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by SandRidge Energy, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SandRidge Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SANDRIDGE ENERGY, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 Yes No 2. Ratification of Reappointment of PricewaterhouseCoopers, LLP. 0 0 0 01) Tom L. Ward 02) Roy T. Oliver, Jr. Vote on Proposal 3. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof. 1. Election of Directors 0 0 SNRDG3 IMPORTANT: Please date this proxy and sign exactly as your name appears below. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. SANDRIDGE ENERGY, INC. 1601 NORTHWEST EXPRESSWAY SUITE 1600 OKLAHOMA CITY, OK 73118
SANDRIDGE ENERGY, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 Yes No 2. Ratification of Reappointment of PricewaterhouseCoopers, LLP. 0 0 0 01) Tom L. Ward 02) Roy T. Oliver, Jr. Vote on Proposal 3. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof. 1. Election of Directors 0 0 SNRDG3 IMPORTANT: Please date this proxy and sign exactly as your name appears below. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. SANDRIDGE ENERGY, INC. 1601 NORTHWEST EXPRESSWAY SUITE 1600 OKLAHOMA CITY, OK 73118

Please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope so the shares may be represented at the Meeting. If no direction is made, if the card is not signed, or if the card is not received by June 5, 2008, the shares credited to this account will be voted in the same proportion as those shares for which the Trustee has received proper direction. Address Changes/Comments: ___ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) YOUR VOTE IS IMPORTANT! This voting instruction form is sent to you on behalf of Principal Trust Company as Trustee of the SandRidge Energy, Inc. 401(k) Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. As a participant in the SandRidge Energy, Inc. 401(k) Plan (the “Plan”), I hereby direct Principal Trust Company as Trustee, to vote all shares of Common Stock of SandRidge Energy, Inc. represented by my proportionate interest in the Plan at the SandRidge Energy, Inc. Annual Meeting of Shareholders to be held on Friday, June 6, 2008, at 10:00 a.m. local time and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares in person at the Annual Meeting.